 Exhibit 10.7

LEASE

BY AND BETWEEN

Drawbridge 4600 Patrick Henry, LLC,
a Delaware limited liability company

as Landlord

and

EBR Systems, Inc.,

a Delaware corporation

as Tenant

January 17, 2025

TABLE OF CONTENTS

ARTICLE 1 REFERENCE		1

1.1	References	l

ARTICLE 2 LEASED PREMISES, TERM AND POSSESSION		4

2.1	Demise Of Leased Premises	4
2.2	Right To Use Outside Areas	4
2.3	Lease Commencement Date And Lease Term	4
2.4	Delivery Of Possession; Early Access Period	5
2.5	Performance Of Tenant Improvements; Acceptance Of Possession	6
2.6	Surrender Of Possession	6
2.7	Accessibility	7

ARTICLE 3 RENT, LATE CHARGES AND SECURITYDEPOSITS		7

3.1	Base Monthly Rent	7
3.2	Additional Rent	8
3.3	Year-End Adjustments	8
3.4	Late Charge, And Interest On Rent In Default	9
3.5	Payment Of Rent.	9
3.6	Prepaid Rent.	9
3.7	Security Deposit.	10

ARTICLE 4 USE OF LEASED PREMISES AND OUTSIDE AREA		12

4.1	Permitted Use	12
4.2	General Limitations On Use	12
4.3	Noise And Emissions	12
4.4	Trash Disposal	12
4.5	Parking	13
4.6	Signs	13
4.7	Compliance With Laws And Restrictions	14
4.8	Compliance With Insurance Requirements	14
4.9	Landlord's Right To Enter	14
4.10	Use Of Outside Areas	15
4.11	Environmental Protection	15
4.12	Rules And Regulations	17
4.13	Reservations	17

ARTICLE 5 REPAIRS, MAINTENANCE, SERVICES AND UTILITIES		18

5.1	Repair And Maintenance	18
5.2	Utilities	20
5.3	Security	20
5.4	Energy And Resource Consumption	20
5.5	Limitation Of Landlord's Liability	21

ARTICLE 6 ALTERATIONS AND IMPROVEMENTS		22

6.1	By Tenant.	22
6.2	Ownership Of improvements	23
6.3	Alterations Required By Law	23
6.4	Liens	24

ARTICLE 7 ASSIGNMENT AND SUBLETTING BY TENANT		24

7.1	By Tenant.	24
7.2	Merger, Reorganization, or Sale of Assets	25
7.3	Landlord's Election; Deemed Consent	26
7.4	Conditions To Landlord's Consent	27
7.5	Assignment Consideration And Excess Rentals Defined	28
7.6	Payments	28
7.7	Good Faith	28
7.8	Effect Of Landlord's Consent	28
7.9	Permitted Occupants	30

ARTICLE 8 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY		31

8.1	Limitation On Landlord's Liability And Release	31
8.2	Tenant's Indemnification Of Landlord	31
8.3	Landlord's Indemnification of Tenant	31

ARTICLE 9 INSURANCE		32

9.1	Tenant's Insurance	32
9.2	Landlord's Insurance	33
9.3	Mutual Waiver Of Subrogation	34

ARTICLE 10 DAMAGE TO LEASED PREMISES		34

10.1	Landlord's Duty To Restore	34
10.2	Insurance Proceeds	34
10.3	Landlord's Right To Terminate	35
10.4	Tenant's Right To Terminate	35
10.5	Tenant's Waiver	35
10.6	Abatement Of Rent	36

ARTICLE 11 CONDEMNATION		36

11.1	Tenant's Right To Terminate	36
11.2	Landlord's Right To Terminate	36
11.3	Restoration	36
11.4	Temporary Taking	36
11.5	Division Of Condemnation Award	36
11.6	Abatement Of Rent	37
11.7	Taking Defined	37

ARTICLE 12 DEFAULT AND REMEDIES		37

12.1	Events Of Tenant's Default	37
12.2	Landlord's Remedies	38
12.3	Landlord's Default And Tenant's Remedies	40
12.4	Limitation Of Tenant's Recourse	40
12.5	Tenant's Waiver	41

ARTICLE 13 GENERAL PROVISIONS		41

13.1	Taxes On Tenant's Property	41
13.2	Holding Over	42
13.3	Subordination To Mortgages	43
13.4	Tenant's Attornment Upon Foreclosure	43
13.5	Mortgagee Protection	43
13.6	Estoppel Certificate	44
13.7	Tenant's Financial Information	44
13.8	Transfer By Landlord	44
13.9	Force Majeure	45
13.10	Notices	45
13.11	Attorneys' Fees and Costs	46
13.12	Definitions	47
13.13	General Waivers	50
13.14	Miscellaneous	51
13.15	Patriot Act Compliance	51
13.16	Reservation of Property Data	52
13.17	Sustainability	52

ARTICLE 14 LEGAL AUTHORITY, BROKERS AND ENTIRE AGREEMENT		53

14.1	Legal Authority	53
14.2	Brokerage Commissions	53
14.3	Entire Agreement	53
14.4	Landlord's Representations	53

ARTICLE 15 OPTION TO EXTEND		54

15.1	Option to Extend	54
15.2	Fair Market Rent	55
15.3	Tenant's Election	55
15.4	Rent Arbitration	55

ARTICLE 16 TELECOMMUNICATIONS SERVICE		57

16.1	Telecommunications Service	57

ARTICLE 17 PARKING SUBLEASE		57

17.1	Parking Sublease	57

LEASE

THIS LEASE, dated January 17, 2025 for reference purposes only, is made by and between DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company ("Landlord") and EBR SYSTEMS, INC., a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date").

ARTICLE 1
REFERENCE

1.1       References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant's Representative:	Gary Doherty

Phone Number and Email:	Gary.doherty@ebrsystemsinc.com

Landlord's Representative:	Michael Embree, Managing Director and Senior Vice President

Phone Number and Email:	(415) 391-4440; membree@drawbridgerealty.com

Lease Expiration Date:	The last day of the one hundred thirty-second (132nd) full calendar month following the Lease Commencement Date (defined in Paragraph 2.3 below), unless earlier terminated by Landlord or Tenant in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.

Option to Extend:	One (1) option to extend for a term of five (5) years.

First Month's Prepaid Rent:	$89,329.28, consisting of one (1) month of Base Monthly Rent at the rate applicable to the first full calendar month of the Lease Term, plus one (1) month's estimated Additional Rent in the amount of $37,329.28.

Tenant's Security Deposit:	$2,603,567.53, in the form of a Letter of Credit (as defined below), and subject to reduction in accordance with Paragraph 3.7 below.

Late Charge Amount:	Five Percent (5%) of the Delinquent Amount

Tenant's Required Liability Coverage:	$10,000,000 Combined Single Limit

Tenant's Broker:	Newmark (Greg Tippin, Tracey Solari and Skylar Smith)

Landlord's Broker:	Cushman & Wakefield (Walt Stephenson and Jeff Cushman)

Property:	That certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, as presently improved with one (1) building, which real property is shown on the Site Plan attached hereto as Exhibit A, and is commonly known as or otherwise described as follows: 4600 Patrick Henry Drive, Santa Clara, California. Landlord reserves the right to adjust the boundaries of the Property at any time, provided that any such adjustment shall not reduce the number of parking spaces to which Tenant has the right to park as provided in this Lease, nor unreasonably impair ingress or egress to or from the Property or the Leased Premises. The Property does not include the Sublease Premises (as defined in the Parking Sublease). The Property consists of the Building and the Outside Areas.

Building:	That certain building on the Property commonly known as 4600 Patrick Henry Drive, Santa Clara, California (the "Building"), which Building is shown outlined on Exhibit A hereto.

Outside Areas:	The "Outside Areas" shall mean all areas within the Property which are located outside the Building, such as pedestrian walkways, parking areas, loading docks, circulation roads and ways, parking structures and surface parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Parking:	Tenant shall be entitled to the exclusive use of the three (3) electric vehicle charging stations on the Property and all of the parking spaces located in the parking area of the Outside Areas. Parking is provided to Tenant by Landlord without additional charge for the entire Lease Term, including any extensions thereof.

HVAC:	Heating, ventilating, and/or air conditioning.

Leased Premises:	The entire Building, including stairwells, connecting walkways, and atriums, consisting of approximately 51,136 rentable square feet, which rentable square footage has been determined utilizing Landlord's method of measurement, which has been explained to Tenant, and, for purposes of this Lease, the Leased Premises is agreed to contain said number of rentable square feet. The Building and the Leased Premises are not subject to re-measurement unless, pursuant to a written amendment to this Lease, space is subtracted therefrom or additional space is added thereto. Recognizing that both Landlord and Tenant have agreed to the foregoing rentable square footage number and have agreed that there will be no re-measurement except as expressly provided above, Landlord has given Tenant the opportunity to measure the Building and the Leased Premises and has encouraged Tenant to do so, and Tenant hereby confirms that it has elected, in its sole discretion and without reliance on any representation by Landlord or its agents or any brokers, not to measure the Building or the Leased Premises.

/s/ GD
Initials

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Tenant's Expense Share:	The term "Tenant's Expense Share" shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building at the time of calculation. Such percentage is currently 100%. In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, Tenant's Expense Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant's Expense Share of all tenants of the Property shall equal l 00%.

Standard Interest Rate:	The term "Standard Interest Rate" shall mean the greater of(a) five percent (5%), or (b) the sum of that rate quoted by Wells Fargo Bank, N.A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term "Default Interest Rate" shall mean the Standard Interest Rate, plus three percent (3%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Base Monthly Rent:	The term "Base Monthly Rent" shall mean the following:

Period	Base Monthly Rent
*	**
Months 1-12	$52,000.00
Months 13-24	$80,340.00
Months 25-36	$110,333.60
Months 37-48	$145,281.99
Months 49-60	$149,640.45
Months 61-72	$154,129.66
Months 73-84	$158,753.55
Months 85-96	$163,516.16
Months 97-108	$168,421.64
Months 109-120	$173,474.29
Months 121-132	$178,678.52

*Stub Period as defined in Paragraph 3.1 below.

**$1,677.42 per day if Stub Period occurs in a 31-day month; $1,733.33 per day if Stub Period occurs in a 30- day month; $1,857.14 per day if Stub Period occurs in a 28-day month.

Permitted Use:	General office, ancillary research and development, medical device manufacturing, storage and distribution purposes, and uses ancillary thereto, to the extent each such use is in compliance with all Laws and Restrictions.

Exhibits:	The term "Exhibits" shall mean the Exhibits of this Lease which are described as follows:

Exhibit A - Site Plan showing the Property and the Building in which the Leased Premises are located.

Exhibit B -Form of Lease Commencement Date Certificate

Exhibit C - Work Letter

Exhibit D - Form of Subordination, Nondisturbance and Attornment Agreement

Exhibit E -Form of Tenant Estoppel Certificate

Exhibit F - Form of Letter of Credit Exhibit G- Form of Parking Sublease Exhibit H - Permitted Hazardous Materials

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ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1       Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Article 1 above and Paragraphs 2.2 and 4.10 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and the Property, and (iv) all reasonable rules and regulations from time to time established by Landlord and provided to Tenant in writing. Tenant shall have access to and use of the Leased Premises 24 hours per day, 7 days per week, subject to casualty, condemnation and reasonable access restrictions necessitated by Landlord's repair and maintenance obligations hereunder.

2.2       Right To Use Outside Areas. As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to access, use and occupy the Outside Areas in conjunction with its use of the Leased Premises, including outside storage of Tenant's property and materials in compliance with all applicable Laws and Restrictions and the other terms and conditions of this Lease. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease. Subject to casualty, condemnation and Landlord's repair and maintenance obligations under this Lease, Tenant shall have sole and exclusive access, use and occupancy of the Outside Areas.

2.3       Lease Commencement Date And Lease Term. The terms and provisions of this Lease shall be effective as of the Effective Date of this Lease. The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the later of (i) June 1, 2025, or (ii) the date that the Tenant Improvements (as defined in Paragraph 1 of the Work Letter) are deemed complete in accordance with Paragraph 4 of the Work Letter (subject to extension by any Force Majeure or Landlord Delays (hereinafter defined)), but notwithstanding clauses (i) and (ii) above, in no event later than 365 days after the Effective Date of this Lease (such date hereinafter referred to as the "Lease Commencement Date"). Promptly upon request by the other party after the Lease Commencement Date has occurred, Landlord and Tenant agree to execute and deliver a Lease Commencement Date Certificate in the form of Exhibit B attached hereto. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1) unless this Lease is sooner terminated or extended as hereinafter provided. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

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2.4       Delivery Of Possession; Early Access Period. Landlord shall deliver possession of the Leased Premises to Tenant on the Delivery Date (as defined below) with the base Building, structural portions of the Building (including the roof) and all plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety, security systems and equipment, HVAC systems, and all other mechanical, electrical and communications systems and equipment, in each case of the base Building and in existence as of the Effective Date of this Lease (collectively, the "Base Building Systems"), in good working condition and repair, in compliance with all applicable Laws in all material respects, and the power facilities to the base Building in existence as of the Effective Date of this Lease shall allow electrical capacity of at least 2,500 amps at 480v (collectively, the "Delivery Condition"); provided that, if Tenant commences the Tenant Improvements or any other modifications, alterations and/or improvements in compliance with this Lease prior to the Delivery Date, and any component of the Delivery Condition was satisfied prior to the Delivery Date but is no longer satisfied as a result of such Tenant Improvements and/or such modifications, alterations and/or improvements, such components of the Delivery Condition shall continue to be deemed satisfied for purposes of the Delivery Condition. For purposes hereof, the "Delivery Date" shall mean the date that Landlord delivers possession of the Leased Premises to Tenant vacant, broom clean, free of personal property that does not belong to Tenant or any of the Tenant Parties, and in the Delivery Condition. Landlord and Tenant hereby acknowledge and agree that the Delivery Date is the Effective Date of this Lease; provided that, Landlord actually delivers exclusive possession of the Leased Premises to Tenant in the Delivery Condition as required by the first sentence of this Paragraph 2.4. Landlord warrants that the Base Building Systems (exclusive of any portion of the Base Building Systems that would have been in good working condition and repair as of the Lease Commencement Date but for the Tenant Improvements or any other modifications, alterations and/or improvements performed by or on behalf of Tenant in compliance with this Lease) shall be in good working order and condition for the 365-day period immediately succeeding the Lease Commencement Date (the "Warranty Period"). DURING THE WARRANTY PERIOD, LANDLORD AT ITS SOLE COST AND EXPENSE SHALL MAKE OR CAUSE TO BE MADE ANY REPAIRS OR REPLACEMENTS TO THE BASE BUILDING SYSTEMS (OR APPLICABLE PORTION THEREOF) WHICH ARE REPORTED IN WRITING BY TENANT TO LANDLORD PRIOR TO THE EXPIRATION OF THEWARRANTY PERIOD, EXCEPT TO THE EXTENT SUCH REPAIRS OR REPLACEMENTS ARE OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACT OF TENANT OR ANY OF THE TENANT PARTIES, OR AS A RESULT OF ANY BREACH BY TENANT OF ANY OF TENANT'S COVENANTS OR AGREEMENTS UNDER THIS LEASE. Upon receipt of such notice, Landlord shall, at its own cost and expense, commence and complete the necessary repairs or replacements within a reasonable time, but no later than thirty (30) days following Landlord's receipt of the notice, unless a longer period is required due to the nature of the repair or replacement, provided Landlord shall commence such repair or replacement within said thirty (30) day period and diligently pursue the same to completion. Tenant shall cooperate with Landlord in gaining access to the Leased Premises, and Landlord shall perform repairs in a manner that minimizes, to the extent reasonably practicable, disruption to Tenant's use and occupancy of the Leased Premises. In the event Landlord fails to complete the required repairs or replacements within the prescribed time period set forth above, Tenant shall have the right to pursue remedies as set forth in this Lease, including, but not limited to, the self-help rights set forth in Paragraph 5.l(b)(ii).

Landlord shall permit Tenant and the Tenant Parties (as defined below) access to the Leased Premises for a period of forty-five (45) business days prior to the Lease Commencement Date (the "Early Access Period"), to prepare the Leased Premises for Tenant's occupancy, including the procurement and installation of furniture, trade fixtures, telephones, computers, and other business equipment; provided that, Tenant and the Tenant Parties shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any Outside Areas shall not interfere with other tenants of the Property, and shall be during hours reasonably determined by Landlord. Additionally, such access is conditioned upon Tenant and the Tenant Parties working in harmony and not unreasonably interfering with or delaying Landlord or any person or entity doing work in the Building. Tenant shall coordinate and schedule its access to the Leased Premises for labor and materials delivery with Landlord. Any such access by Tenant during the Early Access Period shall be upon all of the terms and conditions of this Lease (other than the payment of Base Monthly Rent and Property Operating Expenses) and shall be at Tenant's sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant. Prior to such early access by Tenant, Tenant shall provide Landlord with a certificate of insurance evidencing the existence of all insurance Tenant is required to carry pursuant to this Lease. Notwithstanding the foregoing or anything in this Lease to the contrary, as Additional Rent, Tenant shall be responsible for the payment of any utilities used by Tenant or the Tenant Parties during the Early Access Period.

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2.5       Performance Of Tenant Improvements; Acceptance Of Possession. Tenant shall, pursuant to the Work Letter attached hereto as Exhibit C and made a part hereof, have the right to perform the work and make the installations in the Leased Premises substantially as set forth in Paragraph 1 of the Work Letter (such work and installations hereinafter referred to as the "Tenant Improvements"), including any work not described therein but reasonably necessary or as a logical evolution thereto, so long as any such work does not otherwise require Landlord's consent under the Work Letter (or, if such work requires Landlord's consent as aforesaid, Tenant obtains such consent). It is agreed that by accepting possession of the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to Paragraph 2.4.

2.6       Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed as of the Lease Commencement Date, reasonable wear and tear, casualty and condemnation excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or any of the Tenant Parties to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord, to the extent such staining or damage was caused by Tenant or any of the Tenant Parties. Tenant shall repair all damage caused by Tenant or any of the Tenant Parties to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same; provided, the foregoing obligation of Tenant excludes any ordinary wear and tear to such areas. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time required under Paragraph 6.1, Tenant shall, upon the expiration or sooner termination of this Lease, remove any Required Removables (hereinafter defined) and repair all damage caused by such removal. Notwithstanding the foregoing, under no circumstance shall Tenant be required to remove or restore (or pay for any removal or restoration of) the Tenant Improvements or Permitted Alterations (as defined below); further, Tenant shall not have the right to remove the Tenant Improvements (other than any trade fixtures, personal property or removable machinery that is not otherwise required under the terms of this Lease to become the property of Landlord upon the expiration or earlier termination of this Lease). If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this Lease at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all reasonable out-of-pocket costs actually incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on such costs from the date paid by Landlord at the Default Interest Rate until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon within thirty (30) days of Landlord's billing Tenant for same, which shall be accompanied by documentation supporting the same. Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

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2.7       Accessibility. In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, the Leased Premises has not been inspected by a Certified Access Specialist (as defined in California Civil Code Section 55.52(3)) ("CASp"). California Civil Code Section 1938(e) provides:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASp inspection, (i) the CASp inspection shall be at Tenant's sole cost and expense, (ii) the inspection shall be performed by a CASp that is then currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business day's prior written notice to Landlord, and if at any time Tenant is not the sole tenant of the Building, shall not materially disrupt any of the other tenants within the Building, (iv) Tenant shall promptly provide Landlord with a copy of the final report prepared in connection with the CASp inspection (the "CASp Report"), and (v) Tenant shall be solely responsible for promptly making any repairs or modifications necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report, except to the extent such correction obligations are required of Landlord under this Lease (the "Required Modifications") and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to make such Required Modifications. The Required Modifications shall not proceed until Landlord has approved in writing: (y) Tenant's contractor, and (z) complete and detailed plans and specifications for the Required Modifications. The Required Modifications shall be performed in a good and workmanlike manner in compliance with all of the terms of this Lease, including without limitation, Article 6 hereof. At Landlord's sole discretion, Landlord may elect to complete the Required Modifications. If Landlord elects to complete the Required Modifications, Landlord may forward invoices and bills for the expenses of the Required Modifications to Tenant, and Tenant shall, as Additional Rent, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord within thirty (30) days after Tenant's receipt of such invoices and bills.

Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete Required Modifications and correct violations of construction related accessibility standards as noted in the CASp Report. Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report, except as may be reasonably necessary in connection with Tenant's enforcement of rights under this Lease. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1       Base Monthly Rent. Commencing on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as Base Monthly Rent in Article 1. If for any reason the Lease Commencement Date occurs pursuant to the terms of this Lease on a day other than the first day of a calendar month, the period commencing on the Lease Commencement Date and ending on the last day of the calendar month in which the Lease Commencement Date occurs shall be an initial "Stub Period" which shall be added to the Lease Term, and Tenant shall pay all Rent and other charges with respect to such Stub Period (on a prorated basis) at the same rate applicable to the first (1st) full calendar month of the Lease Term.

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3.2       Additional Rent. Commencing on the Lease Commencement Date and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent"), cash or other immediately available good funds in the following amounts:

(a)       An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord. Payment shall be made by the following method: Landlord shall deliver to Tenant Landlord's reasonable estimate of Property Operating Expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such Property Operating Expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time.

(b)       Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

(c)       [Intentionally Omitted]; and

(d)       Any other fees, costs, charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.3       Year-End Adjustments. Landlord shall furnish to Tenant within four (4) months following the end of the applicable calendar year, as the case may be, a statement setting forth (i) the amount of such expenses actually paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days of such statement. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord's billing of same to Tenant.

Tenant may, at Tenant's sole cost and expense (except as provided below in this paragraph), cause an audit of Landlord's books and records to determine the accuracy of Landlord's billings for Property Operating Expenses under this Lease, provided Tenant completes (and delivers to Landlord the written results of) such audit within sixty (60) days after Tenant's receipt of the year-end statement described above setting forth the annual reconciliation of the Property Operating Expenses and provided further that the person or entity performing such audit is an unaffiliated, third party certified public accounting firm and is not compensated on any type of contingent basis. If such audit reveals that the actual Property Operating Expenses for any given year were less than the amount that Tenant paid for Property Operating Expenses for any such year, then unless Landlord contests such audit results as provided below, Landlord shall credit the excess to Tenant's next payment of Additional Rent (or, if the Lease Term has expired or terminated, remit such excess to Tenant within thirty (30) days after such determination). If such audit reveals that the actual Property Operating Expenses for any given year were more than the amount that Tenant paid for Property Operating Expenses for any such year, Tenant shall pay such amount to Landlord within thirty (30) days after completion of the audit. Landlord shall have the right to contest the results of Tenant's audit and thereafter have an audit performed ("Landlord's Audit") by an unaffiliated, third party certified public accounting firm, which is not compensated on any type of contingent basis, selected by Landlord and acceptable to Tenant in Tenant's reasonable discretion. In such case, the results of Landlord's Audit shall be binding and conclusive on Landlord and Tenant, and any resulting overpayment or underpayment shall be handled as provided above. Landlord and Tenant shall each pay for its own audit. However, if it is determined as a result of the foregoing that the sums charged to Tenant in respect of Property Operating Expenses for any year (a) exceeded the actual Property Operating Expenses for such year by more than five percent (5%) in the aggregate, then, in addition to amounts payable by Landlord as provided above, Landlord shall reimburse Tenant for the out-of-pocket cost of Tenant's audit (not to exceed $7,500), or (b) were equal to or less than the actual Property Operating Expenses for such year, Tenant shall reimburse Landlord for the out-of-pocket cost of Landlord's Audit, if any (not to exceed $7,500).

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The provisions of this Paragraph 3.3 shall survive the expiration or sooner termination of this Lease.

3.4       Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) business days after the same becomes due, such overdue amount shall incur a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount,"; provided, however, with regard to the first two (2) failures to timely pay in any consecutive twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure to pay within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) business days following written notice that the same was not paid when due, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth (5th) business day at the Default Interest Rate until paid.

3.5       Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time by ACH debit from Tenant's designated bank account. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6       Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first installment of Base Monthly Rent and Additional Rent due hereunder.

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3.7       Security Deposit.

(a)       Tenant shall deposit concurrently with Tenant's execution of this Lease, with Landlord the amount set forth in Article 1, in the form of a Letter of Credit (hereinafter defined). The Letter of Credit, is sometimes referred to herein as the "Security Deposit," and is security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease (beyond applicable notice and cure periods); (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused by Tenant in violation of this Lease; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2 and such condition requiring cleaning, restoration or repair is the responsibility of Tenant under the terms of this Lease, (iv) to remedy any other default of Tenant (beyond applicable notice and cure periods) including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises, and (v) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant's default under this Lease (beyond applicable notice and cure periods). In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, within ten (10) business days after written demand therefore, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord shall transfer the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty (60) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, cure any other defaults (beyond applicable notice and cure periods) of Tenant under this Lease, deduct any damages, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

(b)       The Letter of Credit shall comply with the following terms:

Tenant shall provide Landlord, and maintain in full force and effect throughout the Lease Term and until the date that is ninety (90) days after the then-current Lease Expiration Date or earlier termination of this Lease, a clean, unconditional, transferable, fully cash-collateralized letter of credit (the "Letter of Credit") issued by First-Citizens Bank & Trust Company or another issuer reasonably satisfactory to Landlord (each, an "Issuer"), on the form attached hereto as Exhibit F or such other form reasonably acceptable to Landlord, in the applicable amount of the Security Deposit. Upon notice to Tenant, Landlord may require the Letter of Credit to be re-issued by a different Issuer at any time during the Lease Term if Landlord reasonably believes that the Issuer of the Letter of Credit is or may soon become insolvent or is or may soon be placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, in which event Tenant shall deliver to Landlord a substitute Letter of Credit from an Issuer reasonably satisfactory to Landlord and otherwise conforming to the requirements set forth in this Paragraph 3.7 within thirty (30) days following Tenant's receipt of Landlord's notice therefor; provided, however, Landlord shall return the existing Letter of Credit to the existing Issuer promptly following receipt of the substitute Letter of Credit. As used herein with respect to the Issuer of the Letter of Credit, "insolvent" shall mean the determination of insolvency as made by such Issuer's primary bank regulator. No fees applicable to the Letter of Credit shall be charged to Landlord. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord at least thirty (30) days' prior written notice of such expiration or cancellation. If Tenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit.

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Landlord may draw upon the Letter of Credit in whole or in part and hold and apply the proceeds in the same manner and for the same purposes as the cash Security Deposit described in Paragraph 3.7(a). Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord's draw under the Letter of Credit. In the event of a draw of the Letter of Credit by Landlord in violation of the terms of this Lease, the parties shall cooperate to allow Tenant to post a replacement Letter of Credit simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall, upon written request of the Issuer, confirm in writing to the Issuer of the Letter of Credit that Landlord's draw was erroneous.

Upon the commencement of the thirty-seventh (37th) full calendar month of the Lease Term, provided that (i) Tenant is not then in default (and has never been in default beyond any applicable notice and cure periods), and (ii) Tenant demonstrates to the reasonable satisfaction of Landlord that it has a cash balance of at least $50,000,000.00 on its balance sheet as of such Reduction Date (clauses (i) and (ii) hereafter collectively referred to as the "Reduction Conditions"), the amount of the Security Deposit may be reduced by Tenant by an amount equal to $650,891.88. Upon the commencement of the forty-ninth (49th) full calendar month of the Lease Term, provided that the Reduction Conditions are satisfied as of such Reduction Date, the amount of the Security Deposit may be reduced by Tenant by an amount equal to $650,891.88. Upon the commencement of the sixty-first (61st) full calendar month of the Lease Term, provided that the Reduction Conditions are satisfied as of such Reduction Date, the amount of the Security Deposit may be reduced by Tenant by an amount equal to $650,891.88. Upon the commencement of the seventy-third (73rd) full calendar month of the Lease Term, provided that the Reduction Conditions are satisfied as of such Reduction Date, the amount of the Security Deposit may be reduced by Tenant by an amount equal to $218,876.28. In no event shall the amount of the Security Deposit be reduced below $432,015.60. As used herein, "Reduction Date" means the commencement of each of the thirty-seventh (37th), forty-ninth (49th), sixty-first (61st) and seventy-third (73rd) full calendar month of the Lease Term, as applicable.

Notwithstanding the foregoing, if the Issuer has not issued the Letter of Credit by the Effective Date of this Lease despite Tenant's commercially reasonable efforts, then Tenant shall have the right, in lieu of delivering the Letter of Credit to Landlord on the Effective Date of this Lease, to deliver to Landlord cash in an amount equal to the Security Deposit (the "Cash Deposit"), to be held and applied in accordance with the terms of Paragraph 3.7(a) hereof as if the Cash Deposit were the Letter of Credit; provided, however, that Tenant shall furnish to Landlord the Letter of Credit on or prior to the date (the "L/C Deadline") that is sixty (60) days after the Effective Date of this Lease, time being of the essence. Tenant agrees that the Cash Deposit shall not bear interest and need not be held in a separate account. If on the Effective Date of this Lease, Tenant shall deliver to Landlord the Cash Deposit in lieu of the Letter of Credit, then within five (5) business days after Landlord's receipt of the Letter of Credit, Landlord shall return the Cash Deposit to Tenant (less any amounts utilized by Landlord in accordance with Paragraph 3.7(a) hereof).

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ARTICLE 4

USE OF LEASED PREMISES AND OUTSIDE AREA

4.1       Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to vacate the Leased Premises at any time during the Lease Term, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2       General Limitations On Use. Tenant shall not do or knowingly permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property, which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, or HVAC systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building without complying with the terms of the Work Letter or Paragraph 6.1, as applicable. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises without complying with the terms of the Work Letter or Paragraph 6.1, as applicable. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises.

Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, or contractors (the "Tenant Parties"), any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3       Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4       Trash Disposal. Tenant shall obtain trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner to minimize visibility from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant's trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

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4.5       Parking. In connection with Tenant's rights to the Outside Areas set forth in Paragraph 2.2, Tenant shall have the right to control all access to the parking areas within the Outside Area and tow any unauthorized vehicles. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not reduce the number of parking spaces allocated to Tenant in Article 1. If at any time Tenant is not the sole tenant of the Building, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the parking areas of the Property.

4.6       Signs. Subject to the other terms and conditions of this Paragraph 4.6, Tenant, at Tenant's sole cost and expense, shall: (i) have the right to install Tenant-identification signage on or adjacent to the front door(s) of the Leased Premises, (ii) have the right to place Tenant's name or logo on the existing monument sign of the Building (which is being newly installed by Landlord), and (iii) have the right to place Tenant's name or logo on the top of the Building, at a location mutually and reasonably agreed upon by Landlord and Tenant. The size, location, design and configuration of all signage shall be subject to Landlord's Building standards and its prior written approval, which shall not be unreasonably withheld, and shall be governed by and subject to the rules, regulations and permit requirements of the City of Santa Clara and any other applicable Laws and Restrictions. All of the foregoing rights set forth in this paragraph shall be personal to EBR Systems, Inc., a Delaware corporation, and no other party shall have any such right. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises, except as expressly allowed pursuant to this Paragraph 4.6. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord's approval. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the expiration or termination of this Lease. Notwithstanding the signage rights granted to Tenant pursuant to this Paragraph 4.6, Landlord reserves and retains the right to place Landlord's name and/or ownership affiliation in or on the Building, the Outside Areas or the Property, or on any of the signs located thereon, as determined in Landlord's sole discretion, at Landlord's sole cost and expense and subject to Tenant's approval, which shall not be unreasonably withheld, conditioned or delayed; provided, excluding any "for lease" signs, any such signage of Landlord in place as of the Effective Date of this Lease is hereby deemed approved by Tenant. Notwithstanding the foregoing to the contrary, Landlord shall have the right to place "for lease" signs at the Property if less than nine (9) months remains in the Lease Term (as may be extended) or if a default by Tenant beyond the expiration of any applicable notice and cure periods exists.

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4.7       Compliance With Laws And Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas and the Property, including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and the Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply, except to the extent caused by (i) Landlord's gross negligence or willful misconduct or (ii) conditions existing prior to the Delivery Date, except to the extent such conditions are knowingly exacerbated by Tenant or any of the Tenant Parties, in which event such obligations of Tenant shall apply to the extent of such exacerbation. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease. Upon the written request of Tenant, Landlord shall, at no cost, expense or liability to Landlord, reasonably cooperate with Tenant to obtain any and all permits, authorizations, commissioning or other approvals from applicable governmental authorities Tenant deems reasonably necessary for Tenant's Permitted Use of the Leased Premises, if and to the extent any such permits, authorizations, commissioning or other approvals require the cooperation of the property owner. To Landlord's actual knowledge as of the Effective Date of this Lease, the Leased Premises, the Building, the Outside Areas and the Property are in substantial compliance with all applicable Laws (hereinafter defined).

4.8       Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor knowingly permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) is reasonably expected to result in the termination of the coverage afforded under any of such policies, (iii) is reasonably expected to give the insurance carrier the right to cancel any of such policies, or (iv) is reasonably expected to increase the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all written requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9       Landlord's Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant at least forty-eight (48) hours' notice (which may be electronic in nature and shall not be required in the event of an emergency) and subject to Tenant's reasonable security measures in non-emergency situations (including the right to have a representative present during such entry, in which case Tenant shall make a representative reasonably available for such purpose, failing which Landlord shall have the right to enter without such presence) for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or, during the last nine (9) months of the Lease Term, tenants; (iii) making necessary alterations, additions or repairs as required by Landlord under this Lease; and (iv) performing any of Tenant's obligations when Tenant has failed to do so beyond applicable notice and cure periods. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to at least forty-eight (48) hours' prior notice to Tenant (which may electronic in nature and shall not be required in the event of an emergency) and Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall also have the right, upon at least forty-eight (48) hours' advance notice to Tenant (which may be electronic in nature and shall not be required in the event of an emergency), to access the Building's vertical risers and the interstitial space above Tenant's acoustical ceiling to connect new utility and communications lines from other floors to the base Building utility lines. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (A) inspecting the exterior of the Building and the Outside Areas; (B) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least ten (10) business days' prior written notice of any work to be performed on the Leased Premises, as well as notice within one (1) business day after the commencement of such work); and (C) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

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4.10       Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall keep the Outside Areas in a safe condition reasonably free and clear of all debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant's right to use the Outside Areas as a result. Notwithstanding anything to the contrary contained in this Lease, for so long as Tenant is the sole tenant of the Building, (i) subject to casualty, condemnation and Landlord's repair and maintenance obligations under this Lease, Landlord shall not voluntarily grant any easements or other rights giving any party rights to access, use or possess the Outside Areas, (ii) Tenant shall have the right, but not the obligation, to alter or improve the Outside Areas in compliance with Paragraph 6.1, and (iii) Tenant may utilize portions of the Outside Areas for the Permitted Use, including trailers and other mobile units for temporary storage purposes, provided that such trailers and mobile units shall be in compliance with all applicable Laws and Restrictions and all of the terms and conditions of this Lease. No such use of the Outside Areas described in the preceding sentence shall be deemed to increase the amount of Base Monthly Rent under this Lease.

4.11       Environmental Protection. Tenant's obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a)       As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C. § 1251 et seq., (d) Clean Air Act ("CAA"), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code§ 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code§ 25100 et seq., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code§ 13000 et seq., (i) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes§ 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code§ 25249.5 et seq., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code§ 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code§ 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation,

(i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

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(b)       Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to the storage, use and disposal of Hazardous Materials at the Property by Tenant or any of the Tenant Parties; provided, however, that Tenant shall not be responsible (nor shall Tenant indemnify Landlord) for contamination of the Leased Premises and/or the Building or the Property (including, if applicable, any parking garage) by Hazardous Materials (x) existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date), (y) that have migrated from outside the Property not caused by Tenant or any of the Tenant Parties, or (z) used, stored, disposed or otherwise released by Landlord or any Landlord Party ("Landlord's Hazardous Materials"). To the extent that Landlord's Hazardous Materials are discovered at the Property, Building or Leased Premises and remediation of the same is mandated by a governmental authority with competent jurisdiction in a written notice to Landlord (which remediation is not triggered by any of clauses (i)-(iii) of Paragraph 6.3), any remediation thereof of the Landlord's Hazardous Materials (to the extent so mandated) shall not be performed by Tenant and the cost therefor shall not be subject to inclusion in Property Maintenance Costs. Except for Office & Cleaning Supplies (hereinafter defined) and/or Permitted Hazardous Materials (hereinafter defined), Tenant shall not store, use or dispose of any Hazardous Materials within the Leased Premises. For purposes hereof, "Office & Cleaning Supplies" shall mean ordinary office and cleaning supplies used in compliance with all Laws and Restrictions. For purposes hereof, "Permitted Hazardous Materials" shall mean those Hazardous Materials set forth in Exhibit H attached hereto. Any changes to the Permitted Hazardous Materials shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall Tenant or any of the Tenant Parties conduct any environmental tests of the Leased Premises or cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

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(c)       Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the Property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. If Tenant uses any Hazardous Materials other than Office & Cleaning Supplies, then Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. The foregoing sentence shall not be read to imply that Tenant has any right to use any Hazardous Materials other than Office & Cleaning Supplies and Permitted Hazardous Materials. In addition, prior to vacating the Leased Premises, and as a part of Tenant's surrender obligations prior to the expiration or earlier termination of this Lease, but only if Landlord reasonably believes Tenant has caused or permitted contamination of any portion of the Property in violation of applicable Laws or Restrictions and notifies Tenant of the same, Tenant shall undertake and submit to Landlord, at Tenant's sole cost and expense, a Phase I environmental site assessment from an environmental consulting company reasonably acceptable to Landlord, which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.

(d)       At any time prior to the expiration of the Lease Term, if Landlord reasonably believes Tenant has caused or permitted contamination of any portion of the Property, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. If the data from any tests authorized and undertaken by Landlord pursuant to this Paragraph indicates Tenant has caused or permitted contamination of the Property, in addition to Tenant's other obligations under this Lease with respect thereto, Tenant shall reimburse Landlord for the out-of-pocket costs and expenses incurred by Landlord in connection with such tests within thirty (30) days after Tenant's receipt of written notice therefor, which shall be accompanied by paid invoices for the same. If such tests do not reveal that Tenant has caused or permitted contamination of any portion of the Property, the cost of such tests shall be at the sole cost of Landlord and shall not be included within Property Maintenance Costs.

(e)       Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant agrees to reasonably cooperate with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12       Rules And Regulations. If at any time Tenant is not the sole tenant of the Building, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13       Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord reasonably deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of and access to the Leased Premises and Outside Areas (including all parking areas therein) by Tenant, decrease the rights of Tenant under this Lease (other than to a de minimis extent) or increase the amount of Rent or other fees paid by Tenant under this Lease. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

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ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1       Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property for which the provisions of Article 10 shall control, and subject to Paragraph 9.3, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas and the Property.

(a)       Tenant's Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures within the Leased Premises, (iv) all interior sinks, toilets, and faucets, (v) all interior lighting fixtures, bulbs and lamps, (vi) any dedicated or supplemental HVAC equipment installed by or at the request of Tenant in compliance with the terms of this Lease, and (vii) all entranceways to the Leased Premises. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant or any of the Tenant Parties promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

(b)        Landlord's Obligations.

(i)       Landlord shall, at all times during the Lease Term, maintain in good condition and repair (a) the Outside Areas (including the parking lot surfaces, sidewalks, landscaping and all outdoor facilities, but excluding any of Tenant's property located therein), the foundation, roof structure (including the roof membrane), load-bearing and exterior walls of the Building, (b) the HVAC equipment and (c) mechanical and electrical systems and plumbing, pipes, and drains, to the extent the items described in clauses (b) and (c), serve both the Leased Premises and other portions of the Property. Landlord shall hire a licensed HVAC contractor to inspect and perform required maintenance on the HVAC equipment and systems serving the Leased Premises and/or the Building on a quarterly basis. Landlord shall also hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Building on a semi-annual basis. Landlord shall keep the Outside Areas in a clean condition. Landlord shall regularly and periodically sweep and clean the driveways and parking areas within the Outside Areas. Unless necessitated by the negligence or willful misconduct of Tenant or any of the Tenant Parties, Landlord shall make any necessary (x) structural repairs or structural replacements to the Leased Premises and (y) repairs or replacements to (i) any fire alarm and communication system in the Leased Premises installed by Landlord, (ii) any sprinkler system installed by Landlord in the Leased Premises and (iii) the Outside Areas (exclusive of any of Tenant's property located therein); provided, if any of the foregoing are necessitated by the negligence or willful misconduct of Tenant or any of the Tenant Parties, Tenant shall reimburse to Landlord as Additional Rent, within thirty (30) days of receipt of the applicable invoices, the cost incurred by Landlord in connection therewith. Subject to the Warranty Period and Paragraph 13.12(c), the provisions of this subparagraph (b)(i) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in performing such maintenance and/or inspections, and/or in making such repairs or replacements. All services provided, and all maintenance of the Building and the Outside Areas performed, by Landlord pursuant to the terms of this Lease shall be of a quality level consistent in all material respects with the standards from time to time applicable to the operation of similar buildings in the submarket where the Property is located.

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(ii)       If Landlord shall fail to commence any repair obligations required under Paragraphs 2.4 or 5.l(b)(i) above within thirty (30) days following Tenant's written request for such repairs and thereafter complete such repairs with commercially reasonable due diligence, except in the case of any emergency repairs (i.e., repairs required to avoid imminent, physical injury to any person or imminent, physical damage to any of Tenant's property) in which case Tenant shall provide notice as soon as reasonably practicable under the given circumstances and Tenant shall only be permitted to undertake the repair necessary to end the emergency, then Tenant may elect to make such repairs at Landlord's expense by complying with the following provisions of this Paragraph 5.l(b)(ii). Except in the case of emergency repairs, before making any repairs which are the obligation of Landlord under the terms of this Lease, and following the expiration of the applicable cure period set forth above with respect to non-emergency repairs, Tenant shall deliver to Landlord a notice for the need for such repair ("Self-Help Notice"), which notice shall specifically advise Landlord that Tenant intends to exercise its self-help right hereunder. Should Landlord fail, within three (3) business days following receipt of the Self-Help Notice, to commence the necessary repair, or to otherwise dispute in good faith the need for such repair or that such repair does not have to be taken by Landlord pursuant to the terms of this Lease, then Tenant shall have the right to make such repair on behalf of Landlord so long as such repair is performed in strict compliance with all Laws and Restrictions. In the event Tenant properly takes such action in accordance with this Paragraph 5.l(b)(ii), and such work will affect the Building structure and/or the Building systems (including any Base Building Systems), Tenant shall use a qualified contractor which normally and regularly performs similar work in comparable buildings in the area of the Property. Tenant shall provide Landlord with a reasonably detailed invoice together with reasonable supporting evidence of the costs actually incurred by Tenant in performing such repairs. To the extent such costs incurred by Tenant do not otherwise constitute Property Maintenance Costs, Landlord shall either reimburse Tenant for the reasonable costs of such repairs within thirty (30) days following receipt of Tenant's invoice for such costs or deliver a written objection stating with specificity the good-faith reasons Landlord disputes, the need for such repairs, or that such repair is not the obligation of Landlord pursuant to the terms of the Lease, or the costs so incurred are excessive. If Landlord fails to either pay Tenant's invoice within such thirty (30) day period or deliver a written objection, Tenant shall have the right to offset such costs against Base Monthly Rent next coming due under this Lease until fully paid, but not in excess of 50% of each monthly installment of Base Monthly Rent. If Landlord delivers to Tenant, within thirty (30) days, a written objection to the payment of such invoice, setting forth Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or that in Landlord's reasonable and good-faith opinion the repairs were not necessary, or that the costs so incurred are excessive (in which case Landlord shall pay the amount it contends would not have been excessive if the only objection is to the costs incurred), then Tenant shall not be entitled to offset any amount from Base Monthly Rent, but as Tenant's sole and exclusive remedy, the dispute shall be resolved by arbitration pursuant to Paragraph 5.l(b)(iii) below. If Tenant prevails in the arbitration, the amount of the award shall include the amount of Tenant's expenditure, and interest at the Standard Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset) and Tenant's reasonable attorneys' fees and related costs, which shall be paid by Landlord to Tenant no later than ten (10) business days after the date of the award. Tenant shall be responsible for obtaining any required governmental permits before commencing the repair work, except in the case of emergency. Tenant shall be liable for any damage, loss or injury resulting from its performance of such work. If Landlord prevails in the arbitration, the amount of the award shall include Landlord's reasonable attorneys' fees and related costs and shall be deemed Additional Rent hereunder due and owing by Tenant no later than ten (10) business days after the date of the award.

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(iii)       Any dispute or claim under Paragraph 5.l(b)(ii) will be finally settled by binding arbitration in San Jose, California, in accordance with the rules of JAMS by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

5.2       Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas, water, and electricity to the Leased Premises. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name, and any bills or invoices for such charges that are delivered to Landlord will be delivered to Tenant.

5.3       Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, subject to compliance with Paragraph 2.6 and Article 6, Tenant shall arrange for and pay the costs of providing same. In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard or patrol service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no obligation to continue to provide the same and no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard or patrol service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4       Energy And Resource Consumption.

(a)       Energy Consumption Reduction Efforts. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation. Tenant agrees to use commercially reasonable efforts to cooperate with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical and HVAC systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources; provided that the same do not materially interfere with Tenant's business operations at the Property for the Permitted Use.

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(b)       Tenant Utility Usage Data Reporting. Within five (5) business days following Landlord's written request, Tenant shall, at no out-of-pocket cost to Tenant, provide its monthly electricity and natural gas/propane usage data for the Leased Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord's option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's electricity and natural gas/propane usage data with respect to the Leased Premises directly from the utility company.

5.5       Limitation Of Landlord's Liability. (i) Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, or damage to property of Tenant or any Tenant Parties, or loss of Tenant's or any Tenant Parties' business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent, by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building, or the Outside Areas, or the protection of Tenant's property or any of the Tenant Parties, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas, or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas, or the Property from whatever cause (other than Landlord's active gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord or its agents).(ii) Notwithstanding the foregoing to the contrary, in the event that Tenant is prevented from using, and does not use, the Leased Premises or any portion thereof as a result of a Trigger Event (as defined below), then Tenant shall give Landlord written notice thereof and if such Trigger Event continues for five (5) consecutive business days after Landlord's receipt of such written notice from Tenant (such period herein called the "Eligibility Period"), then Tenant's Base Monthly Rent and Tenant's obligation to pay Property Operating Expenses shall be abated or reduced, as the case may be, beginning on the day immediately following the expiration of the Eligibility Period and continuing for such period of time that Tenant continues to be so prevented from using, and does not actually use, the Leased Premises or a portion thereof as a result of the subject Trigger Event, in the proportion that the rentable area of the portion of the Leased Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Leased Premises. As used herein, the term "Trigger Event" means any of the following events: (1) any failure by Landlord to provide Tenant with access to the Leased Premises or the Property that materially impacts or interrupts Tenant's use of the Leased Premises, unless such failure is a result of any Laws or Restrictions, (2) Landlord's failure to perform Landlord's repair and maintenance obligations hereunder if such failure continues beyond any applicable notice and cure period and (3) a disruption of utilities to the Leased Premises, and such disruption is caused solely by the intentional acts, gross negligence or willful misconduct of Landlord or any of Landlord's employees, agents, contractors, or subcontractors (collectively "Landlord Parties"). This Paragraph 5.5(ii) shall not apply with respect to matters related to casualty or condemnation, which shall be governed by Article 10 and Article 11 below, respectively.

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ARTICLE 6
ALTERATIONS AND IMPROVEMENTS

6.1       By Tenant. This Paragraph 6.1 does not relate to the Tenant Improvements installed in accordance with and pursuant to the Work Letter, but to other alterations, modifications, and improvements. Except for Permitted Alterations (hereinafter defined) Tenant shall not make any alterations to or modifications of the Leased Premises or the Outside Areas or construct any improvements within the Leased Premises or the Outside Areas until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed; provided such approval may be withheld in Landlord's sole discretion as to alterations, modifications, and improvements which affect the Building structure or materially affect Building systems (including the Base Building Systems). Tenant's written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease, and if such request is provided, Landlord shall notify Tenant at the time of its consent to the subject alterations, modifications or improvements whether or not it shall require Tenant to remove the same upon the expiration or earlier termination of this Lease. Provided that Tenant's written request for consent contains a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease, then, if and only if, Landlord shall have notified Tenant in writing at the time Landlord provided consent to any modifications, alterations or improvements to be made by Tenant, Tenant shall, upon the expiration or earlier termination of this Lease, remove such modifications, alterations or improvements ("Required Removables") and repair all damage caused by such removal. For the avoidance of doubt, under no circumstance shall Tenant be required to remove or restore (or pay for any removal or restoration of) the Tenant Improvements or any Permitted Alterations; further, Tenant shall not have the right to remove the Tenant Improvements. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor reasonably satisfactory to Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor, if any. All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials, unless otherwise reasonably approved by Landlord. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five

(5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

Notwithstanding the foregoing to the contrary, Tenant, without Landlord's prior written consent but upon prior written notice to Landlord, shall be permitted to make non-structural alterations within the Leased Premises if such modifications, alterations and/or improvements would not (a) have an adverse effect upon the structural integrity of the Building or the Building systems (including the Base Building Systems) and not be visible from outside the Leased Premises and (b) cost more than $500,000 in the aggregate in any consecutive twelve (12) month period, provided that in each case (x) Tenant provides Landlord the notices required under Paragraph 4.9(B); (y) Tenant shall notify Landlord in writing within thirty (30) days of completion of the modifications, alterations and/or improvements and deliver to Landlord a set of the plans and specifications therefor, either "as built" or marked to show construction changes made (if and as applicable); and (z) all such modifications, alterations and/or improvements are made in compliance with the provisions and restrictions set forth in this Paragraph 6.1 other than obtaining Landlord consent and any requirement for removal upon the expiration or sooner termination of this Lease (collectively, "Permitted Alterations"). Tenant shall have the right to install an electronic badge security system for the entry points to and within the Leased Premises without having to obtain Landlord's consent; provided Tenant gives Landlord electronic badges applicable to such entry security system for access to the Leased Premises.

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6.2       Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord without Landlord's prior written consent. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, and HYAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant. Notwithstanding the foregoing to the contrary, upon the expiration or earlier termination of this Lease, Landlord shall have the right to require Tenant to surrender any or all of the Landlord Portable Clean Rooms, and in such event, any such portable clean rooms shall automatically become the property of Landlord upon the expiration or earlier termination of this Lease. For purposes hereof "Landlord Portable Clean Rooms" shall mean any portable clean rooms which are installed by or on behalf of Tenant within the Leased Premises and paid for using the Tenant Improvement Allowance and/or any other funds provided by Landlord to Tenant under this Lease (if any). Any portable clean rooms installed by or on behalf of Tenant within the Leased Premises that were not paid for using the Tenant Improvement Allowance and/or any other funds provided by Landlord to Tenant under this Lease (if any) ("Tenant's Portable Clean Rooms") shall remain the property of Tenant, and at Tenant's election, Tenant may either remove such Tenant's Portable Clean Rooms or leave them on the Leased Premises upon the expiration or earlier termination of this Lease; provided that, if this Lease is terminated by Landlord in connection with a default by Tenant under this Lease (following the expiration of any applicable notice and cure periods), Landlord shall have the right to require Tenant to surrender any or all of Tenant's Portable Clean Rooms, and in such event, any such portable clean rooms shall automatically become the property of Landlord upon the termination of this Lease.

6.3       Alterations Required By Law. Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises, the Outside Areas or the Property that are required by any Law because of (i) Tenant's particular use or occupancy of the Leased Premises, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any Law to make any modifications, alterations or improvements to the Building, the Outside Areas or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost, to the extent ineluctable as a Property Maintenance Cost as set forth in this Lease.

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6.4       Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within thirty (30) days after the sooner of Tenant's receipt of written notice of such lien, or Tenant obtaining actual knowledge of such lien. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1       By Tenant. Except as set forth in this Article 7 to the contrary, Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, sell, hypothecate, pledge, encumber or otherwise transfer its interest in this Lease, or permit the occupancy of the Leased Premises by any person or entity other than Tenant, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Except as set forth in this Article 7 to the contrary, any attempted subletting or assignment, sale, hypothecation, pledge, encumbrance or transfer, or occupancy of the Leased Premises by any person or entity other than Tenant, without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a)       the proposed assignee or sublessee is a governmental agency;

(b)       in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would materially lessen the value of the leasehold improvements in the Leased Premises, or would require substantially increased services by Landlord;

(c)       in Landlord's reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant or does not meet the minimum credit standards reasonably applied by Landlord across all of its properties in a nondiscriminatory manner;

(d)       the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten (10) years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e)       Landlord (or any of its affiliates) has experienced a previous material default by or is in litigation with the proposed assignee or sublessee (or any of their affiliates);

(f)       in Landlord's reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

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(g)       the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction;

(h)       the proposed assignee or sublessee is a current tenant at the Property;

(i)       the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(j)       Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

(k)       in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises in excess of $100,000.00.

7.2       Merger, Reorganization, or Sale of Assets.

(a)       Subject to subparagraph (b) below: Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of or other equity interests in Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the direct or indirect ownership of or right to vote (i) stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or (ii) equity interests possessing the ability to direct the management of Tenant. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. If Tenant's stock is not publicly-traded, following Landlord's request from time to time (but not more than once per calendar year, except in connection with a sale or financing of the Property or if Tenant is in default hereunder beyond applicable notice and cure periods), Tenant shall promptly provide Landlord with a statement certified by the Tenant's chief executive officer or chief financial officer, which shall provide the following information: (i) the names of all of Tenant's shareholders and their ownership interests at the time thereof, provided Tenant's shares are not publicly traded; (ii) the state in which Tenant is incorporated; (iii) the location of Tenant's principal place of business; (iv) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (v) any other information regarding Tenant's ownership that Landlord reasonably requests. If Tenant's stock is not publicly traded, in the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord's consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

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(b)       Notwithstanding subparagraph (a) above, for so long as Tenant is a publicly- traded company on a nationally-recognized securities exchange, any transfer of Tenant's equity interests (or those of its Assignee Affiliates) whatsoever shall not be deemed a transfer or assignment under this Lease and, for the avoidance of doubt, shall not require Landlord's consent. In addition, provided that the conditions described below in this sentence have been satisfied prior to or upon such assignment or subleasing, Tenant may, without Landlord's prior written consent but upon prior written notice to Landlord, sublet the Leased Premises or assign this Lease to (the foregoing transactions referred to herein as "Permitted Transfers") (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant, (ii) a successor entity resulting from a merger, consolidation, or reorganization by Tenant, or (iii) a purchaser of all or substantially all of Tenant's assets or stock, provided in all cases (i), (ii) and (iii) that (A) the successor entity, assignee or purchaser has a tangible net worth at least equal to the tangible net worth of Tenant immediately prior to the Effective Date of this Lease, and assumes in writing for the benefit of Landlord, this Lease and all of Tenant's obligations under this Lease, and (B) the surviving, succeeding, acquiring, merged, reorganized, or consolidated entity (hereafter, the "Assignee Affiliate") shall have unconditionally assumed in writing or guaranteed for the benefit of Landlord, in a form reasonably acceptable to Landlord, this Lease and all of Tenant's obligations under this Lease. If any assignment or subleasing occurs without such an assumption and/or without Landlord's consent as required in Paragraph 7.1 above, Tenant shall be deemed for all purposes to be in material default under this Lease and the Assignee Affiliate (and the successor entity, assignee, purchaser or subtenant) shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant's obligations under this Lease. In all events, Tenant shall remain fully liable under this Lease. For purposes of clarity, Permitted Transfers shall not be subject to the other provisions of this Article 7, including having to obtain Landlord's consent, other than the applicable provisions of Paragraph 7.8.

7.3       Landlord's Election; Deemed Consent.

If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises (other than pursuant to a Permitted Transfer), Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto. Once Tenant has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty (180) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of fifteen (15) days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably withheld, conditioned or delayed, or (iii) if the request from Tenant is for an assignment of this Lease or a sublease of all or substantially all of the Leased Premises for all of the remainder of the then current Lease Term, terminate this Lease, such termination to be effective on the date specified in Tenant's notice as the intended effective date of the assignment or subletting. During such fifteen (15) day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election by Landlord under clause (iii) above, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant.

If Landlord's consent is required with respect to an assignment or subletting as provided in this Article 7 and Landlord fails to respond to Tenant's request for consent within fifteen (15) days of Tenant's request and submission of the documents thereto as described above (together with any other information or documentation reasonably requested by Landlord in connection therewith), Tenant may send a second written request, which request shall contain, in bold, capital letters, the following: "SECOND NOTICE DELIVERED PURSUANT TO PARAGRAPH 7.3 OF LEASE-FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE." If Landlord fails to respond to such second notice within five (5) business days of receipt, Tenant's request for the applicable assignment and/or subletting shall be deemed approved.

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7.4       Conditions To Landlord's Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

(a)       Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord if the requirements of this Article 7 are otherwise complied with.

(b)       Each such sublessee or assignee having agreed, in writing reasonably satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

(c)       There shall not be a default by Tenant under this Lease (beyond applicable notice and cure periods) on the date of such assignment or subletting.

(d)       Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees (not to exceed $5,000.00) incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e)       Tenant having delivered to Landlord a complete and fully-executed copy of such sublease agreement or assignment agreement (as applicable).

(f)       Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals actually paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

(i)       If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment with respect to the transfer of this Lease is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration (as defined below) so paid at the time of the assignment by the assignee; or

(ii)       If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a commercially reasonable written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments actually paid by such assignee with respect to the transfer of this Lease as and when such assignment consideration is so paid; or

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(iii)       If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a commercially reasonable written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals (as defined below) paid by such sublessee during the Lease Term.

7.5       Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term "assignment consideration" shall mean all consideration paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment with respect to the transfer of this Lease, without deduction for any costs or expenses incurred by Tenant in connection with such assignment, except that Tenant may first deduct and recover third party, market rate leasing commissions, reasonable legal fees and reasonable tenant improvement costs paid in connection with the assignment and previously approved by Landlord in writing, and (ii) the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of all or any part of the Leased Premises in excess of the Rent due to Landlord under the terms of this Lease for the portion subleased for the same period after deducting the costs of market rate leasing commissions, reasonable legal fees, any free base rent or other economic concessions reasonably provided to the sublessee and reasonable tenant improvement costs paid in connection with the sublease, in each case previously approved by Landlord in writing. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6       Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7       Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease. Notwithstanding the foregoing, but subject to Paragraph 6.2, Tenant shall have the right to transfer any furniture, fixtures, equipment or other personal property of Tenant to a transferee for nominal consideration, or allow another to use such personal property at the Leased Premises during the Lease Tenn.

7.8       Effect Of Landlord's Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder, and Tenant hereby agrees as follows in connection with any assignment of this Lease:

(a)       The liability of Tenant under this Lease shall be primary, and in any right of action which shall accrue to Landlord under this Lease, Landlord may, at its option, proceed against Tenant without having commenced any action or obtained any judgment against an assignee. Tenant further agrees that it may be joined in any action against an assignee in connection with the said obligations of assignee and recovery may be had against Tenant in any such action. Tenant hereby expressly waives the benefits and defenses under California Civil Code Sections 2821, 2839, 2847, 2848, 2849 and 2855 to the fullest extent permitted by applicable law.

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(b)       If an assignee is in default of its obligations under this Lease (beyond all applicable notice and cure periods), Landlord may proceed against either Tenant or the assignee, or both, or Landlord may enforce against Tenant or the assignee any rights that Landlord has under this Lease, in equity or under applicable law. If this Lease terminates due to an assignee's default or bankruptcy or similar debtor protection law, Landlord may enforce this Lease against Tenant, even if Landlord would be unable to enforce it against the assignee. Tenant specifically agrees and understands that Landlord may proceed forthwith and immediately against an assignee or against Tenant following any default (beyond all applicable notice and cure periods) by an assignee. Tenant hereby waives all benefits and defenses under California Civil Code Sections 2845, 2848, 2849 and 2850, including without limitation: (i) the right to require Landlord to proceed against an assignee, proceed against or exhaust any security that Landlord holds from an assignee or pursue any other remedy in Landlord's power; (ii) any defense to its obligations hereunder based on the termination or limitation of an assignee's liability; and (iii) all notices of the existence, creation, or incurring of new or additional obligations. Landlord shall have the right to enforce this Lease regardless of the release or discharge of an assignee by Landlord or by operation of any law relating to protection of debtors, bankruptcy, assignments for the benefit of creditors, or insolvency.

(c)       The obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall not be discharged or limited by any of the following events with respect to an assignee or Tenant: (i) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefits of creditors, liquidation, winding up or dissolution (each a "Financial Proceeding"); or

(ii) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity's assets, or any sale or other transfer of interests in the entity, unless Tenant is not the surviving corporation following any transaction permitted under Paragraph 7.2(b)(ii) above (each an "Event of Reorganization"); or (iii) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Landlord's interest in the Leased Premises or the Lease. Without limiting the foregoing, unless prohibited by Laws, Tenant hereby expressly waives the benefits and defenses under any statute or judicial decision (including but not limited to the case styled In Re Arden, 176 F. 3d 1226 (9th Cir. 1999)) that would otherwise (i.e., were it not for such waiver) permit Tenant to claim or obtain the benefit of any so called "capped claim" available to an assignee in any Financial Proceeding. If all or any portion of the obligations guaranteed hereunder are paid or performed and all or any part of such payment or performance is avoided or recovered, directly or indirectly, from Landlord as a preference, fraudulent transfer or otherwise, then Tenant's obligations hereunder shall continue and remain in full force and effect as to any such avoided or recovered payment or performance.

(d)       The provisions of this Lease may be changed by agreement between Landlord and an assignee without the consent of or notice to Tenant, provided that if the assignee is an Assignee Affiliate or person or entity for which Landlord's consent to the assignment of this Lease to such assignee was required (and such consent was so given by Landlord or deemed given by Landlord in accordance with Paragraph 7.3), the assignor will not be responsible for any new or increased obligations (monetary or otherwise) of the assignee under this Lease created or increased by Landlord and such assignee. For example, if Landlord and any such assignee amend this Lease to expand the Leased Premises, the assignor would remain liable for Rent applicable to the unexpanded portion of the Leased Premises, but the assignor would not be liable for Rent applicable to the expanded portion of the Leased Premises. This Lease may be assigned by Landlord or an assignee, and the Leased Premises, or a portion thereof, may be sublet by an assignee, all in accordance with the provisions of this Lease, without the consent of or notice to Tenant. Tenant shall remain primarily liable for the performance of the Lease so assigned, subject to the limitations set forth in the first sentence of this subparagraph (d).

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Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. No sublease for which Landlord's consent is required hereunder may be terminated or modified without Landlord's written consent. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord. Upon a default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases. Landlord, as Tenant's agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

7.9       Permitted Occupants. Notwithstanding any contrary provision of this Article 7, Tenant shall have the right, without the receipt of Landlord's consent and without payment to Landlord of any amounts under Paragraph 7.5 above, but upon prior written notice to Landlord, to permit the use, sharing and/or separate occupancy of up to twenty five thousand (25,000) rentable square feet of space in the Leased Premises, in the aggregate, to any individual or entity (collectively, "Permitted Occupants") that

(a) has an ongoing business relationship with Tenant (other than the dual occupancy of the Leased Premises), (b) performs services for Tenant as subcontractors under Tenant's contracts, (c) is employed by persons or entities for whom Tenant is performing services on a contractual basis, or (d) is employed by persons or entities with whom Tenant is engaged in a joint venture or joint teaming effort, which use or occupancy shall include the use of a corresponding interior support area and other portions of the Leased Premises, on and subject to the following conditions: (i) each Permitted Occupant shall be of a character and reputation consistent with the quality of the Building and similar buildings in the submarket where the Property is located; (ii) such use, sharing and/or occupancy of the Leased Premises shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignments and subletting or allocation of assignment consideration and excess rentals pursuant to this Article 7; (iii) Tenant shall not permit such use by any Permitted Occupant for any use other than the Permitted Use or in a manner such that the density of use of any portion of the Leased Premises would materially and adversely increase the strain on the Building systems (including the Base Building Systems) beyond the manufacturer's recommended specifications therefor or would violate any Laws or Restrictions, including but not limited to fire codes; (iv) the Permitted Occupants shall obtain all permits and licenses required by Laws and Restrictions for occupying and use of the Leased Premises, if such permits and licenses are needed in addition to those held by Tenant; (v) the Permitted Occupants shall be subject to and subordinate to all of the terms and provisions of this Lease; and (vi) no such use, sharing and/or occupancy shall relieve Tenant from any liability or obligation of Tenant under this Lease. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding the identity of any such Permitted Occupants. Any occupancy permitted under this Paragraph 7.9 shall not be deemed a transfer under this Article 7. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

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ARTICLE 8

LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1       Limitation On Landlord's Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portion thereof) (collectively, the "Landlord lndemnitees") from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to property of Tenant or any of the Tenant Parties, or any loss to business, loss of profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property, or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that in each case Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's gross negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after applicable notice and cure periods set forth in this Lease.

8.2       Tenant's Indemnification Of Landlord. Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from the use or occupancy by Tenant or any of the Tenant Parties of the Leased Premises, the Building or the Outside Areas, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active gross negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

8.3       Landlord's Indemnification of Tenant. Landlord shall defend with competent counsel reasonably satisfactory to Tenant any claims made or legal actions filed or threatened against Tenant with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights, to the extent proximately caused by the gross negligence or willful misconduct of Landlord, or Landlord's failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after applicable notice and cure periods set forth in this Lease, in each case except to the extent proximately caused by the negligence or willful misconduct of Tenant or any of the Tenant Parties. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

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ARTICLE 9
INSURANCE

9.1       Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

(a)       Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i)       Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain tort liability assumed in an insured contract and "broad form property damage" language insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

(ii)       Fire and property damage insurance in "special form" coverage insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements (including the Tenant Improvements) within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii)       Business income/extra expense insurance at limits sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv)        [Intentionally Omitted];

(v)       [Intentionally Omitted];

(vi)       Product liability insurance at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

(vii)       Workers' compensation insurance (statutory coverage) with employer's liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii)       With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b)       Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph with respect to the Leased Premises or the Property: (i) except in the case of Workers Compensation insurance, shall name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A- and VII; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a "separation of insureds" clause. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

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(c)       Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurance certifying in form satisfactory to Landlord that a policy has been issued, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with within seven (7) days prior to the expiration or cancellation of the policies being renewed or replaced. If Landlord's Lender or insurance broker reasonably determines at any time that the amount of coverage set forth in Paragraph 9.l(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender or insurance broker reasonably deems adequate, provided such amounts are comparable to those required in similar buildings in the submarket where the Property is located. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as Additional Rent the cost of said insurance plus a five percent (5%) administrative fee.

9.2        Landlord's Insurance. With respect to insurance maintained by Landlord:

(a)       Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in "special form" coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or

(iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b)       Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

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(c)        Landlord may maintain boiler and machinery insurance to limits sufficient to restore the Building.

(d)       Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3       Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, managers, officers, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1       Landlord's Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall diligently restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord shall have no obligation to restore any alterations, modifications or improvements (including, without limitation, the Tenant Improvements) made by Tenant to the Leased Premises or Outside Areas or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall be responsible for the replacement or repair of all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant within the Leased Premises and Outside Areas, to the extent then allowed by law, to substantially the same condition in which the same existed prior to the date of damage.

10.2       Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property (or becomes Landlord's property upon the expiration or termination of this Lease as expressly set forth in this Lease) shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

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10.3       Landlord's Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate ("Landlord Termination Notice") within thirty (30) days after the date of such damage or destruction:

(a)       The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof. Notwithstanding the foregoing, Tenant shall have the right to nullify Landlord's election to terminate this Lease pursuant to clause (i), above, if Tenant notifies Landlord in writing within thirty (30) days of its receipt of the Landlord Termination Notice that it elects to pay the costs of restoration in excess of the insurance proceeds made available to Landlord (such excess, the "Tenant's Contribution"). If Tenant provides such notice in a timely manner, then, provided that Landlord and Tenant enter into an agreement concerning the payment of Tenant's Contribution reasonably acceptable to Landlord, Landlord's then current Lender and Tenant within thirty (30) days after Landlord's receipt of Tenant's notice, Landlord's election to so terminate this Lease shall be null and void.

(b)       The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

(c)       The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4       Tenant's Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable (and in no event later than thirty (30) days after such damage or destruction), Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord with respect to the Leased Premises may be complete. Tenant shall have the option to terminate this Lease (if Tenant is not then in default beyond applicable notice and cure periods) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration, effective as of the date of the damage or destruction:

(a)       If the time estimated to substantially complete the restoration required of Landlord exceeds two hundred seventy (270) days from and after the date the architect's or construction consultant's written opinion is delivered; or

(b)       If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration required of Landlord exceeds ninety (90) days from and after the date such restoration is commenced.

In addition to the rights set forth above in this Paragraph 10.4, if neither party terminates the Lease pursuant to this Paragraph 10 and the restoration required of Landlord is not substantially completed within three hundred sixty-five (365) days of the date of such damage or destruction, then Tenant may terminate this Lease upon at least thirty (30) days' prior written notice to Landlord given not later than thirty (30) days after the expiration of said 365-day period, but prior to substantial completion of such restoration, which termination shall be effective upon the date set forth in Tenant's notice that is at least thirty (30) days after Landlord's receipt of such notice.

10.5       Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

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10.6       Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, then effective upon the date of such damage or destruction, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated in proportion in the degree to which Tenant's use of the Leased Premises (during the restoration period) is impaired by such damage.

ARTICLE 11
CONDEMNATION

11.1       Tenant's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) permanent and material access to the Leased Premises is taken, or (iv) twenty-five percent (25%) or more of the parking spaces in the Outside Areas are taken. Tenant must exercise such option within thirty (30) days from and after the date the applicable portion of the Leased Premises is taken, to be effective on the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor.

11.2       Landlord's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within thirty (30) days from and after the date the applicable portion of the Leased Premises is taken, to be effective as of the date possession is taken by the condemnor.

11.3       Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4       Temporary Taking. If a material portion of the Leased Premises is temporarily taken for a period of one hundred eighty (180) days or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect, and all rent shall be proportionately abated pursuant to Paragraph 11.6. If any material portion of the Leased Premises is temporarily taken for a period which exceeds one hundred eighty (180) days or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5       Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. In addition, Tenant shall have the right to file any separate claim available to Tenant for any of the costs described in clauses (i) through (iii) above, so long as such separate claim does not diminish Landlord's award. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

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11.6       Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease, then, as of the date possession is taken by the condemning authority, the Base Monthly Rent and Additional Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7       Taking Defined. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12
DEFAULT AND REMEDIES

12.1       Events Of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a)       Tenant shall have failed to pay Base Monthly Rent or any Additional Rent withing five (5) business days after receipt of written notice from Landlord that the same is overdue; or

(b)       [Intentionally Omitted]; or

(c)       Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific notice and time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, no default shall be deemed to have occurred if Tenant diligently commences such cure within such 30-day period and thereafter diligently proceeds to rectify and cure such default; or

(d)       Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

(e)       Tenant shall have abandoned the Leased Premises and failed to keep the same in a safe and secure condition, and to maintain the Leased Premises in accordance with this Lease; or

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(f)       Tenant shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant, and Tenant shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g)       Tenant shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h)       Tenant shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry;

(i)       Tenant shall have voluntarily availed itself of the protection of any debtor's relief law, creditor moratorium law or other similar law for protection from creditors which does not require the prior entry of a decree or order; or

(j)       A default of Tenant (beyond applicable notice and cure periods) occurs under the Parking Sublease.

12.2       Landlord's Remedies. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Paragraph 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a)       Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation,

(i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at a rate equal to the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)       Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

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(i)       Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

(ii)       Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii)       Any action taken by Landlord or its partners, principals, members, managers, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c)       In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

(d)       Landlord may, at Landlord's election, accelerate the payment of all Base Monthly Rent and Additional Rent due from Tenant under this Lease.

(e)       In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used. Such damages shall include, without limitation:

(i)       The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii)       The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)       The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv)       Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default; plus

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(v)       The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter; plus

(f)       Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises. Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of this Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

(g)       Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant hereunder, make any payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be payable to Landlord as Additional Rent on demand and Tenant covenants to pay such sums.

12.3       Landlord's Default And Tenant's Remedies. In the event Landlord fails to perform its obligations under this Lease or the Parking Sublease, Landlord shall nevertheless not be in default under the terms of this Lease (or the Parking Sublease, as applicable) until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period; provided that Landlord diligently commences such cure within such 30-day period and thereafter diligently proceeds to rectify and cure such default. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4       Limitation Of Tenant's Recourse. Tenant's sole recourse against Landlord shall be to Landlord's interest in the Building. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Tenant shall not be permitted to recover from Landlord, special, punitive, speculative, lost profits or similar consequential damages as a result of any violation by Landlord of its obligations under this Lease. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

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(a)       No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)       No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership or limited liability company; and

(c)       No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5       Tenant's Waiver. Except as expressly provided in Paragraph 5.l(b)(ii), Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13
GENERAL PROVISIONS

13.1       Taxes On Tenant's Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

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13.2       Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented in writing (which consent Landlord may grant or withhold in its sole discretion) shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred three percent (103%) of the Base Monthly Rent payable during the last full month of the Lease Term and there shall be no proration for any partial calendar month of the holdover period. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the Lease Term, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over shall be construed to be a tenancy at sufferance, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over and there shall be no proration for any partial calendar month of the holdover period. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease (or on or before the expiration of any holdover period to which Landlord has consented in writing) and Landlord has notified Tenant in writing that Landlord has entered into a lease agreement with a successor tenant for the Leased Premises or any portion thereof or is in active negotiations with a replacement tenant for the Leased Premises or any portion thereof (i.e., Landlord having exchanged a letter of intent, term sheet or outline of proposed terms), in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by such succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits (in excess of holdover rent paid by Tenant), resulting from such failure to surrender.

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13.3       Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust (each, a "Mortgage") which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within ten (10) business days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments reasonably requested by Landlord or by the existing lessor or lender under any Mortgage (each, a "Mortgagee") to assure the subordination of this Lease to such Mortgage, including but not limited to a subordination agreement in the form attached to this Lease as Exhibit D or such other form as any such Mortgagee may reasonably require. However, if a Mortgagee shall advise Landlord that it desires or requires this Lease to be made prior and superior to its Mortgage, then, promptly following written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such Mortgagee deems reasonably necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any such future Mortgagee shall require that this Lease be made subject to and subordinate to such future Mortgage, then Tenant agrees, within ten (10) business days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all commercially reasonable documents or instruments reasonably requested by Landlord or by such Mortgagee to assure the subordination of this Lease to such future Mortgage, but only if such Mortgagee concurrently enters into an agreement not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease beyond applicable notice and cure periods (a "Nondisturbance Agreement"). If the proposed form of Nondisturbance Agreement is on a different form than the form attached hereto as Exhibit D, then Tenant shall not object to any concept included in such other form if a similar concept was included in Exhibit D. If Tenant shall fail to execute and deliver a Nondisturbance Agreement within ten (10) business days after Landlord's request therefor, Landlord shall have the right to provide Tenant with a second written request which request shall contain, in bold, capital letters, the following: "THIS NOTICE CONSTITUTES LANDLORD'S SECOND NOTICE OF ITS DEMAND FOR TENANT TO DELIVER A NONDISTURBANCE AGREEMENT PURSUANT TO PARAGRAPH 13.3 OF THE LEASE; TENANT'S FAILURE TO RESPOND TO THIS NOTICE WITH AN EXECUTED NONDISTURBANCE AGREEMENT INSUBSTANTIALLY THE FORM PROVIDED IN THE LEASE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN AN EVENT OF DEFAULT UNDER THE LEASE." If Tenant fails to respond to such second notice with an executed Nondisturbance Agreement in substantially the form provided in Exhibit D attached hereto within five (5) business days of receipt, such failure shall be a default by Tenant under this Lease, no further notice shall be required under Paragraph 12.l(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other default by Tenant. If Landlord assigns this Lease as security for a loan, Tenant agrees to execute such commercially reasonable documents as are reasonably requested by the lender and to provide reasonable provisions in this Lease protecting such Mortgagee's security interest which are customarily required by institutional lenders making loans secured by a deed of trust, which may include but shall not be limited to those provisions contained in Exhibit D attached hereto. Notwithstanding anything to the contrary contained herein, the effectiveness of this Lease is conditioned upon Tenant's receipt of a Nondisturbance Agreement from any Mortgagee existing as of the Effective Date of this Lease. Landlord agrees to use commercially reasonable efforts to obtain a Nondisturbance Agreement from any future Mortgagee of Landlord with respect to any Mortgage which affects the Property. Notwithstanding the foregoing, this Lease and Tenant's obligations hereunder shall not be affected or impaired in any respect should any such future Mortgagee decline to enter into such Nondisturbance Agreement, except that this Lease shall not be subject and subordinate to the applicable Mortgage as provided in this Paragraph 13.3 unless and until a Nondisturbance Agreement with such Mortgagee is entered into. For the avoidance of doubt, Tenant's obligation to subordinate its interest in this Lease to any future Mortgage shall be conditioned upon Tenant's receipt from any future Mortgagee of a Non-Disturbance Agreement in such future Mortgagee's standard and recordable form reasonably acceptable to Tenant.

13.4       Tenant's Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes in writing Tenant's rights under this Lease and agrees to assume all of the Landlord's obligations under this Lease, subject to the terms of any applicable Nondisturbance Agreement.

13.5       Mortgagee Protection. In the event of any default of this Lease on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have previously requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure, subject to the terms of any applicable Nondisturbance Agreement.

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13.6       Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver (or provide factual corrections) to Landlord an estoppel certificate substantially in the fonn attached hereto as Exhibit E, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. If Tenant shall fail to execute and deliver such estoppel certificate within ten (10) business days after Landlord's request therefor, Landlord shall have the right to provide Tenant with a second written request which request shall contain, in bold, capital letters, the following: "THIS NOTICE CONSTITUTES LANDLORD'S SECOND NOTICE OF ITS DEMAND FOR TENANT'S ESTOPPEL CERTIFICATE PURSUANT TO PARAGRAPH 13.6 OF THE LEASE; TENANT'S FAILURE TO RESPOND TO THIS NOTICE WITH AN EXECUTED ESTOPPEL CERTIFICATE IN SUBSTANTIALLY THE FORM PROVIDED IN THE LEASE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN AN EVENT OF DEFAULT UNDER THE LEASE." If Tenant fails to respond to such second notice with an executed estoppel certificate in substantially the form provided in Exhibit E attached hereto within five (5) business days of receipt, such failure shall be a default by Tenant under this Lease, no further notice shall be required under Paragraph 12. l(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other default by Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7       Tenant's Financial Information. Not more than one (1) time in any calendar year, except if Tenant is in default under this Lease or in connection with a sale or financing of the Property, Tenant shall, within ten (10) business days after Landlord's written request therefor, deliver to Landlord a copy of Tenant's current audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), and any such other information reasonably requested by Landlord regarding Tenant's financial condition; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on any national stock exchange, and such information is publicly available as part of Tenant's filings with such exchange, and such materials are current per applicable regulatory filing requirements, then such requirement shall be fulfilled by such filings. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building or the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8       Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building or the Property or any portion thereof at any time and to any person or entity; provided, however, that if Landlord sells the Building at any time while Landlord remains obligated to disburse all or any portion of the Tenant Improvement Allowance, such transferee shall expressly agree in writing to assume Landlord's then outstanding obligations at the time of such sale with respect to the Tenant Improvement Allowance in accordance with the terms and conditions of this Lease. Except as set forth in the immediately preceding sentence, in the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

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13.9       Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

13.10       Notices. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by email with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Drawbridge 4600 Patrick Henry, LLC Three Embarcadero Center
Suite 2310
San Francisco, California 94111 Attention: Michael Embree
Email: membree@drawbridgerealty.com

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo PC 2049 Century Park East
Suite 300
Los Angeles, California 90067
Attention: Brandon Barker
Email: bebarker@mintz.com

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If to Tenant:	If prior to the Lease Commencement Date:

EBR Systems, Inc.

480 Oakmead Pkwy
Sunnyvale, CA 94085
Attention: Gary Doherty
Email: Gary.doherty@ebrsystemsinc.com

with a copy to:

Cooley LLP
11951 Freedom Dr., Suite 1400
Reston, VA 20190
Attention: Peter Crain, Esq.
Email: pcrain@cooley.com

If after the Lease Commencement Date:

EBR Systems, Inc.
At the Leased Premises
Attention: Gary Doherty
Email: Gary.doherty@ebrsystemsinc.com

with a copy to:

Cooley LLP
11951 Freedom Dr., Suite 1400
Reston, VA 20190
Attention: Peter Crain, Esq.
Email: pcrain@cooley.com

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by Law. Notices may be given by counsel on behalf of a party.

13.11       Attorneys' Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

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13.12       Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a)       Real Property Taxes. The term "Real Property Tax" or "Real Property Taxes" shall each mean Tenant's Expense Share of the following (to the extent applicable to any portion of the Lease Tenn, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property, or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Tenn, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income (personal or corporate) from all sources, any fines, penalties or interest resulting from Landlord's failure to timely pay any taxes (unless and to the extent such failure is the result of Tenant's failure to timely pay any Real Property Taxes), any items which are included in Property Maintenance Costs, any real estate taxes directly payable to the applicable taxing authority by Tenant or any other tenant of the Property (i.e., not paid by Landlord) under the applicable provisions of this Lease or their respective leases, and any Real Estate Taxes attributable to a period of time outside of the Lease Term. If Landlord receives a refund of Real Property Taxes or a credit against its future Real Property Taxes for any calendar year during the Lease Tenn for which Tenant paid Real Property Taxes, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Property Operating Expenses due hereunder, an amount equal to Tenant's Expense Share of the refund, net of any costs and expenses (including reasonable attorneys' fees) incurred by Landlord in achieving such refund; provided, however, if this Lease shall have expired or is otherwise terminated, Landlord shall refund in cash any such refund or credit due to Tenant within thirty (30) days after Landlord's receipt of such refund or its receipt of such credit against future Real Property Taxes. Landlord's obligation to so refund to Tenant any such refund or credit of Real Property Taxes shall survive such expiration or termination.

(b)       Landlord's Insurance Costs. The term "Landlord's Insurance Costs" shall mean Tenant's Expense Share (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred) of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

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(c)       Property Maintenance Costs. The term "Property Maintenance Costs" shall mean (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred):

(i)       Tenant's Expense Share of all other costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Building, the Outside Areas, and the Property and all parts thereof, including without limitation, (A) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term; (B) salaries for employees engaged in the operation and maintenance of the Building, the Outside Areas, and the Property (such as, but without limitation, managers, administrators and engineers); and (C) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Building, the Property, the Outside Areas pursuant to Paragraph 5.l(b) or otherwise, including, without limitation, repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, repairing and replacing, when necessary, electrical, plumbing, and HVAC systems serving the Building, providing security services for the Property and maintaining any environmental efficiency standards and ratings for the Building, including, without limitation, costs relating to any initiatives to improve ESG Performance (as defined below); plus

(ii)       without limitation or duplication of the foregoing, Tenant's Expense Share of all costs and expenses paid or incurred by Landlord for employee shuttles and other transportation management efforts at the Property.

(iii)       Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall not be responsible for the payment of, and "Property Maintenance Costs" shall not include: (i) depreciation charges, penalties, premiums, interest and principal payments on Mortgages, ground rental payments and real estate brokerage and leasing commissions incurred by Landlord, excluding any payments by Landlord under the Parking Lease (as defined in the Parking Sublease); (ii) costs incurred for Landlord's general overhead, including the operation of the business entity which constitutes Landlord (as distinguished from the costs of operating, maintaining, repairing and managing the Property); (iii) costs of selling or financing any of Landlord's interest in the Property (for avoidance of doubt, excluding any capital expenditures that are ineluctable in Property Maintenance Costs); (iv) costs incurred by Landlord which are reimbursed by other tenants of the Property (other than through pass-through provisions in leases) or by insurance proceeds actually received by Landlord; (v) expenses incurred by Tenant or Landlord to the extent arising from the gross negligence or willful misconduct of Landlord in connection with this Lease; (vi) reserves in excess of commercially reasonable amounts for comparable properties; (vii) costs incurred to remove, abate or remediate Landlord's Hazardous Materials as set forth in Paragraph 4.1 l(b); (ix) Landlord's Insurance Costs or Real Property Taxes, or any other costs or fees that would result in double charges under this Lease; (x) costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, and legal fees in negotiating and preparing lease documents; (xi) salaries, fringe benefits or any other form of compensation of (y) employees above the grade of general manager (or its substantive equivalent), and (z) employees whose time is not spent directly and solely in the operation of the Property, provided that if any employee performs services in connection with the Property and other properties, costs associated with such employee may be proportionately included in Property Maintenance Costs based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Property; (xii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services at the Property to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (xiii) costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building or the Outside Area; (xiv) all expenditures considered capital in nature as determined in accordance with generally accepted accounting principles, except those capital expenditures incurred which (i) are intended to reduce Property Operating Expenses, or (ii) are required by any applicable Laws or Restrictions after the Effective Date of this Lease, or (iii) are required to comply with Landlord's repair, maintenance and replacement obligations

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under this Lease, the cost of any of the forgoing to be amortized, with interest at the Standard Interest Rate, on a straight-line basis, over the useful life of the Capital Expenditure in question as determined based upon generally accepted accounting principles; (xv) expenses in connection with services or other benefits which are provided to another tenant or occupant of the Building or Property and which do not benefit Tenant; (xvi) all advertising and promotional costs but excluding any cost associated with life safety information or education services which are provided to the tenants of the Building or Property; (xvii) any costs resulting from the gross negligence or willful misconduct of Landlord; (xviii) costs, other than those incurred in ordinary maintenance and repair, for sculptures, paintings, fountains or other objects of art or the display of such items; (xix) any compensation or benefits paid to or provided to clerks, attendants or other persons in commercial concessions operated by Landlord; (xx) the cost of complying with any Laws in effect (and as interpreted and enforced) on the Delivery Date, provided that if any portion of the Property that was in compliance with applicable Laws (as interpreted and enforced) on the Delivery Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Property into such compliance shall be included in Property Maintenance Costs unless otherwise excluded pursuant to the terms hereof, and (xxi) any cost incurred prior to the Lease Commencement Date including, but not limited to, amortization of capital expense, taxes incurred for prior years but billed and paid after the Lease Commencement Date, etc., unless and to the extent incurred prior to the Lease Commencement Date but attributable to any period of time from and after the Lease Commencement Date (e.g., an expense incurred prior to the Lease Commencement Date for a period of time that straddles the Lease Commencement Date may be included in Property Maintenance Costs to the extent applicable to the period of time from and after the Lease Commencement Date).

(d)       Property Operating Expenses. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs, plus any amounts considered Property Operating Expenses under the Parking Sublease, plus monthly professional management fees equal to three percent (3%) of Rent (including Rent that would otherwise be due and payable during any abatement, credit, offset or free rent period).

Notwithstanding the foregoing, Tenant shall not be responsible for payment of any Excess Increase in Controllable Expenses in any calendar year. As used herein: (1) the term "Controllable Expenses" means Property Operating Expenses other than Real Property Taxes, Landlord's Insurance Costs, utilities, amounts due and payable by Landlord under the Parking Lease, and any other Property Operating Expenses not within the reasonable control of Landlord, (2) the term "Base Year Controllable Expenses" means the actual Controllable Expenses (annualized) incurred in calendar year 2025, grossed up as if the Property had been 100% leased and occupied for the entirety of calendar year 2025, (3) the term "Annual Increase" means a five percent (5%) per annum increase in Controllable Expenses, calculated annually on a compounding and cumulative basis, over the Base Year Controllable Expenses, and (4) the term "Excess Increase in Controllable Expenses" means an increase in Controllable Expenses in any given calendar year (annualized and grossed up as if the Property had been 100% leased and occupied for the entirety of such year) to the extent the Controllable Expenses in such year exceed the total Controllable Expenses that would have resulted in such year had Controllable Expenses increased each year by the amount of the Annual Increase. By way of example, but without limitation, if Base Year Controllable Expenses were $100.00 in calendar year 2025, then the total Controllable Expenses that could be included in Property Operating Expenses for calendar year 2026 would be $105.00, the total Controllable Expenses that could be included in Property Operating Expenses for calendar year 2027 would be $110.25, the total Controllable Expenses that could be included in Property Operating Expenses for calendar year 2028 would be $115.76, and so on. In the preceding example, if Controllable Expenses in both calendar year 2027 and calendar year 2028 were $112.50, then Landlord could only include $110.25 of Controllable Expenses within Property Operating Expenses in calendar year 2027, but $112.50 in calendar year 2028. The language of this paragraph shall apply only to the Leased Premises demised hereunder and shall not apply to any expansion space.

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(e)       Law. The term "Law" or "Laws" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building, the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Tenn, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district). Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on the Building or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, the Property, or portion thereof, as applicable.

(f)       Lender. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)       Rent. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

(h)       Restrictions. The term "Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, and/or the Outside Areas. From and after the Effective Date of this Lease and continuing throughout the Lease Tenn, Landlord shall not voluntarily grant any Restrictions that would encumber the Leased Premises or the Outside Areas in a manner that would materially interfere with or prevent the Permitted Use within the Leased Premises or Outside Areas or Tenant's access to the Leased Premises or Outside Areas.

13.13       General Waivers. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

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13.14       Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If this Lease is signed by Tenant by an individual "doing business as " or "dba" another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. The term "governmental agency" or "governmental authority" or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where a party's consent is required hereunder, unless provided to the contrary, such consent shall not be unreasonably withheld, conditioned or delayed; provided that, it shall be reasonable for any such consent of Landlord hereunder to be withheld until Landlord's receipt of the consent of any Lender, if and to the extent Landlord is required to obtain such Lender's consent. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where either party is obligated not to perform any act or is not permitted to perform any act, such party is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.15       Patriot Act Compliance.

(a)       Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Rent and shall be immediately due and payable. For purposes hereof, the term "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)       Neither Tenant nor to Tenant's knowledge any owner of a direct or indirect interest in Tenant (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control ("OFAC”), or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC or pursuant to any Executive Order of the President of the United States of America.

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13.16       Reservation of Property Data. Tenant acknowledges and agrees that Landlord owns all right, title and interest in and to any and all digital and intellectual property rights outside the Building within the Property, including the exterior of the Building, whether now or hereafter in existence, including, without limitation, any digital representations of the same (including photographs, artistic renderings, other types of images, and/or digital tokens incorporating such representations) (collectively, the "Digital Property Rights"). Tenant's leasing of the Leased Premises shall not be deemed to create or convey any right, title or interest in or to any of the Digital Property Rights for the benefit of Tenant, whether expressed or implied, and Tenant hereby disclaims any such right, title or interest and waives any right to use any of the Digital Property Rights without the prior written consent of Landlord in its sole and absolute discretion.

13.17       Sustainability. Tenant acknowledges that current and future disclosures and information may be required by Landlord's ESG Performance initiatives and applicable Laws and Restrictions in connection with the leasing of the Leased Premises. Tenant shall provide Landlord any and all information reasonably requested by Landlord in connection with the ESG Performance of the Leased Premises and/or any other information necessary for Landlord to comply with applicable Laws, Restrictions and/or Landlord's ESG Performance initiatives, including to maintain or obtain any ESG Certifications for the Building. Tenant consents to Landlord's using such data, provided that Landlord will exercise commercially reasonable care to maintain the privacy of Tenant's specific and identifiable consumption data. Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to institute such requirements, policies, programs and measures or pursue ESG Certifications as may be required to comply with any applicable Laws or Restrictions. Tenant shall use commercially reasonable efforts to operate the Leased Premises in a manner that seeks to reduce energy and water use and waste generation and increase recycling within the Building and the Leased Premises. As used herein, "ESG Performance" means all or any of the following environmental, social, and governance activities arising from the operation or use of the Leased Premises: energy consumption; renewable energy use; water consumption and discharge; waste and recycling generation and management; generation and/or emission of greenhouse gases; adverse environmental or social impacts; indoor air quality management; and tenant health and well-being initiatives. As used herein, "ESG Certifications" means environmental or social certifications for the Building, such as Energy Star, Leadership in Energy and Environmental Design (LEED) program, Fitwel, WELL, BREEAM and any other certification promoted by the U.S. Green Building Council or others.

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ARTICLE 14

LEGAL AUTHORITY,

BROKERS AND ENTIRE AGREEMENT

14.1       Legal Authority. If Tenant or any entity constituting Tenant is a corporation, limited partnership, limited liability company, or other legal entity, each individual executing this Lease on behalf of such corporation, limited partnership, limited liability company, or other legal entity, represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. If Landlord or any entity constituting Landlord is a corporation, limited partnership, limited liability company, or other legal entity, Landlord represents and warrants that it is validly formed and duly authorized and existing, that Landlord is qualified to do business in the State in which the Leased Premises are located, that Landlord has the full right and legal authority to enter into this Lease, and that the individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with its terms.

14.2       Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than Landlord's Broker and Tenant's Broker with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease. Landlord represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Landlord's Broker and the Tenant's Broker (as such brokers are named in Article 1) with respect to this Lease, and that it will indemnify, defend with competent counsel, and hold Tenant harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Landlord's agreement or promise (implied or otherwise) to pay (or to have Tenant pay) such a commission or finder's fee by reason of Tenant's leasing the Leased Premises pursuant to this Lease.

14.3       Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4       Landlord's Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises or the Building, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

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ARTICLE 15

OPTION TO EXTEND

15.1       Option to Extend. So long as EBR Systems, Inc., a Delaware corporation, is the Tenant hereunder and occupies at least seventy-five percent (75%) of the Leased Premises, and subject to the conditions set forth in clauses (a) and (b) below, Tenant shall have one (1) option to extend the Lease Term of this Lease with respect to the entirety of the Leased Premises, for a period of five (5) years from the expiration of the initial, unextended Lease Term (the "Extension Period"):

(a)       The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial, unextended Lease Tenn; and

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(b)       Anything herein to the contrary notwithstanding, if Tenant is in default (beyond applicable notice and cure periods) under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the extension option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option to extend upon notice to Tenant.

15.2       Fair Market Rent. In the event the extension option is exercised in a timely fashion, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be equal to the "Fair Market Rent" for the Leased Premises, adjusted as set forth below. For purposes hereof, "Fair Market Rent" shall mean the then-prevailing base monthly rent, including annual increases, being charged to tenants for space of comparable size, use, age and condition in comparable buildings in the Santa Clara market, taking into consideration any prevailing concessions then being offered in such market, and shall be determined pursuant to the process described below. No commission shall be due or payable to any broker retained by Tenant with regard to this Lease for the Extension Period.

15.3       Tenant's Election. Within thirty (30) days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the Extension Period, based on the provisions of Paragraph 15.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Base Monthly Rent as the Base Monthly Rent for the Extension Period; or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to respond to Landlord within such thirty (30) day period shall constitute Tenant's election to arbitrate in accordance with Paragraph 15.4 below. If Tenant elects (or is deemed to elect) arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant's election (or the expiration of the thirty (30) day response period if Tenant is deemed to have made such election), subject to extension for an additional thirty (30) day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the Fair Market Rent rate reasonably calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4       Rent Arbitration. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of Santa Clara in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a)       Each party shall appoint an arbitrator on its behalf, in accordance with this Paragraph 15.4, and notify the other party of the name and address of its appointed arbitrator within fifteen (15) days of Tenant's election or deemed election to arbitrate the issue of Fair Market Rent. Each arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar office space in the Santa Clara area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. If either party fails to notify the other party of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by the other party shall be the arbitrator to determine the issue.

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(b)       In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. The two arbitrators shall be engaged solely to determine the amount of the Fair Market Rent for the Leased Premises for the Extension Period. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such fifteen (15) day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven (7) days after expiration of such fifteen (15) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court acting in such Judge's private and not such Judge's official capacity having jurisdiction over the County of Santa Clara, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The third arbitrator shall decide the Fair Market Rent if it has not previously been resolved by following the procedure set forth below.

(c)       Where an issue cannot be resolved by agreement between the two arbitrators selected by or for Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within fifteen (15) days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing such arbitrator's determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates such arbitrator's determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution such arbitrator chooses as most closely approximating such arbitrator's determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d)       In the event of a failure, refusal or inability of any arbitrator to act, such arbitrator's successor shall be appointed by such arbitrator, but in the case of the third arbitrator, such arbitrator's successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e)       The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

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ARTICLE 16

TELECOMMUNICATIONS SERVICE

16.1       Telecommunications Service. Notwithstanding any other provision of this Lease to the contrary:

(a)       Landlord shall have no responsibility for providing to Tenant any telecommunications equipment of any kind, including but not limited to wiring and cabling, within the Leased Premises or for providing telephone, data or telecommunications service or connections from the utility to the Leased Premises; and

(b)       Landlord makes no warranty as to the quality, continuity or availability of the telecommunications or data services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications or data services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees. Tenant accepts the telecommunications and data equipment in its "AS-IS" condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to meet local and federal requirements for telecommunications and data material and workmanship). Except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telecommunications and data services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telecommunications and data service to the Leased Premises for any reason. Tenant agrees to obtain business interruption insurance adequate to cover any damage, loss or expense occasioned by the interruption of telecommunications and data service, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees.

ARTICLE 17 PARKING SUBLEASE

17.1       Parking Sublease. Concurrently with the execution and delivery of this Lease, Landlord, as sublessor, and Tenant, as sublessee, shall enter into that certain Sublease Agreement in the form attached hereto as Exhibit G (the "Parking Sublease"), pursuant to which Landlord shall sublease to Tenant and Tenant shall sublease from Landlord, upon the terms and conditions set forth in the Parking Sublease, the Sublease Premises. On or before the Effective Date of this Lease, Landlord shall obtain the consent of the City and County of San Francisco to the Parking Sublease in substantially the form of consent attached as Exhibit B to the Parking Sublease (the "Parking Sublease Consent"). The effectiveness of this Lease shall be contingent upon receipt of the Parking Sublease Consent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

DRAWBRIDGE 4600 PATRICK HENRY, LLC,

a Delaware limited liability company

By:	/s/ Charlie McEachron
Name:	Charlie McEachron
Title:	Chief Executive Officer

TENANT:

EBR SYSTEMS, INC.,

a Delaware corporation

By:	/s/ Gary Doherty
Name:	Gary Doherty
Title:	Chief Financial Officer

[Signature Page to the Lease]

EXHIBIT A

SITE PLAN

AREA "E", P.M. 386-4
APN: 104-04-087
N/F SCVWD
1-STORY BUILDING
345 ± SQ.FT.
BUILDING HEIGHT ~ 11' ±
NO POSTED ADDRESS
BUILDING ON PROPERTY LINE
P.O.B. FOR PARCEL 2
CHAINLINK FENCE ON PROPERTY LINE
N 00°01'30" E
371.50
20 SPACES
ASPHALT
CHAINLINK FENCE
3 EV SPACES
7 SPACES
CHARGING STATION
2 DOCK HEIGHT SPACES
CONCRETE RAMP
PARCEL ONE
PARCEL 17
P.M. 386-4
WOOD FENCE
OVERHANG
23' ± 1-STORY
56,834 ± SQ.FT.
4600 PATRICK HENRY DRIVE
10 SPACES
12 SPACES
21 SPACES
11 SPACES
27 SPACES
5 SPACES
1 SPACE
4 SPACES
36 SPACES
LOCATION OF BUILDING HEIGHT MEASUREMENT
PARCEL 16, P.M. 386-4
APN: 104-04-123
N/F 4590 PATRICK HENRY LLC
PARCEL TWO
LEASE PARCEL
(POR. DEED 2089 O.R. 315)
INST. No. 2204316 O.R.
PARCEL THREE
DEED 2089 O.R. 315
PARCEL 18, P.M. 386-4
APN: 104-04-120
DEERFIELD PATRICK HENRY LLC
SCALE : 1" = 40'
RIGHT OF WAY
N00°00'34" W
371.12
EDGE OF PAVEMENT
PATRICK HENRY DRIVE
60' WIDE PUBLIC RIGHT OF WAY
BASIS OF BEARINGS
N00°00'34" W
1750.74'
323.10'
379.78'
FOUND 1" BRASS ROD IN CONCRETE MONUMENT WELL
EDGE OF PAVEMENT
DEMOCRACY WAY

Exhibit A-1

EXHIBIT B

FORM OF LEASE COMMENCEMENT DATE CERTIFICATE

This LEASE COMMENCEMENT DATE CERTIFICATE ("Certificate") is made this                        day of                     ,202_, by and between DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company ("Landlord"), and EBR SYSTEMS, INC., a Delaware corporation ("Tenant"), and is attached to and made a part of that certain Lease dated as of                  ,2024, by and between Landlord and Tenant (the "Lease").

Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that (i) the Delivery Date as defined in Paragraph 2.4 of the Lease is               ,and (ii) the Lease Commencement Date as defined in Paragraph 2.3 of the Lease is           ,202_.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate on the date first above written.

LANDLORD:

DRAWBRIDGE 4600 PATRICK HENRY, LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

EBR SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit B-1

EXHIBIT C

WORK LETTER

THIS WORK LETTER ("Work Letter") sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises, as defined in the Lease to which this Work Letter is attached as an exhibit. In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control. All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

1.       Tenant Improvements. Tenant shall construct, furnish or install all improvements, equipment or fixtures that are necessary for Tenant's use and occupancy of the entirety of the Leased Premises (collectively, the "Tenant Improvements"). Tenant shall complete construction of the Tenant Improvements for the entirety of the Leased Premises. Tenant shall also be responsible for the cost of any alterations to the Building or Property required as a result of the Tenant Improvements. Tenant will engage a consultant reasonably approved by Landlord to manage the design and construction of the Tenant Improvements ("Tenant Improvement Project Manager"). Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by an architect selected by Tenant and reasonably approved by Landlord ("Tenant Improvement Architect") and to be constructed by a general contractor licensed in California, selected by Tenant, and reasonably approved by Landlord ("Tenant Improvement Contractor"). Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, shall be required if Tenant desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager. Landlord shall respond to Tenant's request for consent to (or consent to change) its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager within five (5) business days after receipt of written notice thereof. Landlord's failure to respond to Tenant's request for consent to the Tenant Improvement Project Manager or Tenant Improvement Architect or Tenant Improvement Contractor within such 5-business day period shall be deemed Landlord's approval. Tenant shall furnish to Landlord a copy of the executed contracts between Tenant and Tenant Improvement Project Manager, Tenant and Tenant Improvement Architect, and Tenant and Tenant Improvement Contractor, covering all of Tenant's obligations under this Work Letter.

The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be performed in accordance with the following provisions:

Tenant Improvement Space Plans: Landlord and Tenant hereby approve of the space plan attached to this Work Letter as Exhibit B (the "Tenant Improvement Space Plans").

Exhibit C-1

Tenant Improvement Design Development Plans: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement design development plans consistent with the approved Tenant Improvement Space Plans ("Tenant Improvement Design Development Plans"). Within five (5) business days after receipt of Tenant's drawings, Landlord shall return one set of prints thereof with Landlord's approval and/or suggested modifications noted thereon. If Landlord fails to respond within five (5) business days, then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 12 point font and bold faced lettering: "SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER-FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL." If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved. If Landlord has approved Tenant's drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant's drawings, Tenant shall prepare and resubmit revised drawings for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord following Landlord's return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within three (3) business days following receipt of the same. The parties shall follow the foregoing process until the Tenant Improvement Design Development Plans are approved. Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Design Development Plans if they present a Design Problem. As used in this Work Letter, the term "Design Problem" means that the proposed Tenant Improvement (or applicable plans showing any such Tenant Improvement) would cause an adverse effect on the structural aspects of the Building or Building Systems (including the Base Building Systems), trigger any obligation of Landlord to make the Building or Property comply with Laws or Restrictions (unless Tenant pays for the cost of such compliance), vitiate or otherwise reduce any warranty for Landlord's benefit with respect to the Building or Property, materially increase the cost of Landlord's maintenance or repair costs with respect to the Building or Property unless Tenant agrees in writing to pay such costs as billed by Landlord, conflict with or violate applicable Laws or Restrictions, affect the exterior appearance of the Building, affect any governmental approvals for the Building, fail to comply with standards applicable to the operation of similar buildings in the submarket where the Property is located, or substantially increase the cost of construction of the Tenant Improvements.

Tenant Improvement Working Drawings: Tenant shall prepare and submit to Landlord for its approval Tenant Improvement working drawings consistent with the approved Tenant Improvement Design Development Plans ("Tenant Improvement Working Drawings") including mechanical, electrical, and plumbing plans. Within five (5) business days after receipt of Tenant's drawings, Landlord shall return one set of prints thereof with Landlord's approval and/or suggested modifications noted thereon. If Landlord fails to respond within five (5) business days, then Tenant may send a notice to Landlord, which notice must contain the following inscription, in 12 point font and bold faced lettering: "SECOND NOTICE DELIVERED PURSUANT TO WORK LETTER-FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL." If Tenant sends such a notice, and Landlord fails to respond within five (5) business days after its receipt of same, the proposed drawings shall be deemed approved. If Landlord has approved Tenant's drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant's drawings, Tenant shall prepare and resubmit revised drawings for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord following Landlord's return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within three (3) business days following receipt of the same. The parties shall follow the foregoing process until the Tenant Improvement Working Drawings are approved. Notwithstanding anything herein to the contrary, Landlord may only object to such Tenant Improvement Working Drawings or any Tenant Improvement shown therein if they present a Design Problem.

Exhibit C-2

Final Tenant Improvement Plans: Tenant shall submit the approved Tenant Improvement Working Drawings to the Santa Clara Building Department and any other applicable governmental authorities for a Tenant Improvement building permit and any other applicable governmental approvals prior to or substantially concurrently with the commencement of such work. The Tenant Improvement Working Drawings as modified by the City of Santa Clara and any other applicable governmental authorities are defined herein as the "Final Tenant Improvement Plans." Within one (1) business day after receipt, Tenant shall deliver to Landlord a copy of the City of Santa Clara building permit and any other applicable governmental approvals for the Final Tenant Improvement Plans. Notwithstanding the foregoing, Tenant may commence construction of the Tenant Improvements "at risk" prior to issuance of a building permit or the Final Tenant Improvement Plans, provided that Tenant is solely responsible, at Tenant's sole cost and expense, for making any changes required by the City of Santa Clara Building Department and/or any other applicable governmental approvals (which changes shall remain subject to Landlord's review and approval if they could reasonably be expected to result in a Design Problem) and Tenant indemnifies Landlord and the Landlord Indemnitees for all costs of such changes and any claims arising out of such changes.

Any material changes to the Final Tenant Improvement Plans shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. As used herein, the term "Material Change" shall mean a change to the Final Tenant Improvement Plans that that exceeds Fifty Thousand Dollars ($50,000) in cost or could reasonably be expected to result in a Design Problem.

Tenant acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be solely responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers.

Landlord's approval of any of Tenant's architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant's architects, engineers or project/construction managers. Tenant shall indemnify and hold harmless Landlord from and against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant's architects, engineers and project/construction managers.

The Tenant Improvements shall be constructed by Tenant Improvement Contractor in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter and the Lease, and in compliance with all applicable Laws and Restrictions. The Tenant Improvement Contractor shall obtain a builder's risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and its subcontractors shall carry workers' compensation insurance for their employees as required by applicable Law. The builder's risk policy of insurance shall name Landlord and any other parties designated by Landlord as additional insureds and shall not be cancelable without at least thirty (30) days' prior written notice to Landlord.

Tenant shall notify Landlord of its intention to commence construction ten (10) days prior to commencement and shall again notify Landlord of actual commencement within one (1) business day thereafter. Landlord shall have the right to post in a conspicuous location on the Building or the Leased Premises, as well as record with the County of Santa Clara, a Notice of Non-Responsibility.

Tenant shall, and shall cause the Tenant Improvement Project Manager to, use commercially reasonable efforts to cause construction of the Final Tenant Improvement Plans to be performed in as efficient a manner as is commercially reasonable. All work to be performed inside or outside of the Building shall be coordinated with Landlord. Tenant and the Tenant Improvement Contractor shall conduct their work and employ labor in such manner as to maintain harmonious labor relations.

Exhibit C-3

Tenant, at Tenant's sole cost and expense, shall within a reasonable amount of time clear debris resulting from the Tenant Improvement construction. No trash, or other debris, or other waste may be deposited at any time outside the Building except in containers reasonably approved by Landlord. If Tenant fails to comply with the foregoing, Landlord may, after written notice to Tenant, remove it at Tenant's expense, which expense shall equal the cost of removal plus five percent (5%) of such costs as a management fee. Storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Landlord. Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Building or Property caused by Tenant Improvement Contractor and its subcontractors during the construction of the Tenant Improvements. Upon completion of the Tenant Improvements, Tenant shall cause the Building and the Outside Areas to be clean and free from construction debris resulting from Tenant's Tenant Improvement construction.

Tenant shall submit to Landlord, a Certificate of Substantial Completion, AJA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans, a copy of all final inspection cards for the Tenant Improvements signed by the appropriate City of Santa Clara inspector and any other evidences of completion issued by any applicable governmental authorities, in each case promptly following Tenant's receipt thereof.

Tenant shall submit to Landlord two CDs containing copies of all Tenant Improvement as-built plans and specifications, warranties, and operating manuals covering all of the work in the Final Tenant Improvement Plans.

Any minor work required for Tenant's occupancy of the Leased Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment, interior artwork and signage, shall not require Landlord approval but shall be installed in a good and workmanlike manner by Tenant.

2.       Tenant Improvement Costs. The costs and expenses of the development and construction of the Tenant Improvements shall be paid in accordance with this Paragraph 2.

(a)       Tenant Improvements. Unless specified otherwise herein, Tenant shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction as provided for in the Tenant Improvement Contractor's contract, the cost of permits, and all architectural, design, space planning, and engineering services obtained by Tenant in connection with the Tenant Improvements, and Landlord's fee for construction oversight only (in an amount equal to one half of one percent (0.5%) of the Tenant Improvement Allowance)); provided that so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, Landlord shall contribute a maximum of $80.00 per rentable square foot of the Leased Premises, for an aggregate maximum of $4,090,880.00 (the "Tenant Improvement Allowance"), which shall be utilized only for the Tenant Improvements and any related costs, including but not limited to design, engineering, construction, furniture and equipment appurtenant to the Leased Premises, cabling, project management fees, moving expenses, and signage, and shall be available to Tenant only until the date that is twenty-four (24) months following the Effective Date of this Lease (subject to extension for Landlord Delay) (the "Disbursement Deadline"), after which Tenant shall have no further right to request, and Landlord shall have no further obligation to provide, any portion of the Tenant Improvement Allowance. Subject to the Disbursement Deadline, and based upon applications for payment prepared, certified and submitted by Tenant as described below, Landlord shall make progress payments from the Tenant Improvement Allowance to Tenant in accordance with the provisions of this Paragraph 2, as follows:

Exhibit C-4

(i)       Not later than the 25th day of each month Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord, including Tenant Improvement Contractor's Application and Certification for Payment AIA G702 certified by Tenant Improvement Architect, and certified as correct by an authorized representative of Tenant, for payment of that portion of the cost of the Tenant Improvements allocable to labor, materials and equipment incorporated in the Building during the period from the first day of the same month projected through the last day of the month. Each application for payment shall set forth such information and shall be accompanied by copies of such supporting documentation as shall be reasonably requested by Landlord, including the following:

(A)       Invoices and canceled checks.

(B)       Fully executed conditional lien releases in the form prescribed by applicable Law from the Tenant Improvement Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.

(C)       Tenant Improvement Contractor's worksheets showing percentages of completion.

(ii)       Tenant shall submit with each application for payment all documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.

(iii)       On or before the 30th day following submission of the application for payment, so long as Tenant is not in default under the terms of this Work Letter or the Lease, Landlord shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance, and the denominator of which is the sum of (i) the estimated construction cost of all Tenant Improvement work and materials for the entire Leased Premises, and (ii) the estimated cost of all professional services, fees and permits in connection therewith. Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Tenant Improvement Allowance on account of such Tenant Improvement work, all billings shall be paid entirely by Tenant. If upon completion of the Tenant Improvement work and payment in full to the Tenant Improvement Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Tenant Improvement work, architects' and engineers' fees, permits and fees theretofore paid by Landlord is less than the Tenant Improvement Allowance, Landlord shall reimburse Tenant for costs expended by Tenant for Tenant Improvement work up to the amount by which the Tenant Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord. Landlord shall have no obligation to advance the Tenant Improvement Allowance to the extent it exceeds the total cost of the Tenant Improvement work. In no event shall Landlord have any responsibility for the cost of the Tenant Improvement work in excess of the Tenant Improvement Allowance. Landlord shall have no obligation to make any payments to Tenant Improvement Contractor's material suppliers or subcontractors or to determine whether amounts due them from Tenant Improvement Contractor in connection with the Tenant Improvement work have, in fact, been paid.

(iv)       Notwithstanding anything to the contrary herein, Landlord shall have no obligation to disburse any portion of the Tenant Improvement Allowance so long as a Letter of Credit satisfying the requirements of Paragraph 3.7(b) of the Lease has not been received by Landlord from Tenant and remains in effect. The foregoing shall not apply to the Test Fit Allowance.

(b)       Test Fit Allowance. Landlord shall pay Tenant up to $0.20 per rentable square foot of the Leased Premises (i.e., $10,227.20) (the "Test Fit Allowance") in reimbursement of the reasonable, third party costs incurred by Tenant to have a preliminary test fit performed in connection with the development of the Tenant Improvement Space Plans; such reimbursement by Landlord shall be paid within thirty (30) days following the receipt by Landlord from Tenant of an invoice from Tenant together with a reasonable substantiation of the costs so incurred by Tenant. Such payment from Landlord to Tenant shall be in addition to the Tenant Improvement Allowance.

Exhibit C-5

(c)       Evidence of Completion of Tenant Improvement Work. Upon the completion of the Tenant Improvements, Tenant shall:

(i)       Submit to Landlord a detailed breakdown of Tenant's final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord.

(ii)       Submit to Landlord evidence showing compliance with any applicable Laws and Restrictions, including, without limitation, the building permit for the Tenant Improvements signed off by the applicable governmental authorities and any other applicable governmental approvals.

(iii)       Submit to Landlord the as-built plans and specifications referred to above.

3.       Assignment of Rights Against Architect, Contractor, etc. Tenant hereby collaterally assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant's consultants, subcontractors, agents, etc., relating to the Tenant Improvements, without in any way obligating Landlord to pursue or prosecute such rights. Landlord acknowledges and agrees that such assignment is for security purposes only, and is not an absolute or current assignment of such rights. Tenant shall retain the right to pursue or prosecute any such rights to the extent that Landlord does not do so. Tenant shall promptly cause the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant's consultants, subcontractors, agents, etc. (once each such person has been engaged) to execute and deliver to Landlord a consent in the form of Exhibit A attached hereto, consenting to the foregoing assignment.

4.       Completion. Upon the earlier to occur of (i) Tenant's receipt of any final certificates and permits, if any, issued by the City of Santa Clara or any other applicable governmental authorities evidencing completion of the Tenant Improvements, (ii) [Intentionally Omitted], (iii) the date that the Tenant Improvement Architect furnishes a certificate of substantial completion confirming that the Tenant Improvements have been substantially completed, subject to minor details of construction, decoration or mechanical adjustment which do not unreasonably affect Tenant's ability to do business in the Leased Premises, or (iv) the date upon which Tenant opens for business in the Leased Premises or any portion thereof, the Tenant Improvements shall be deemed complete and possession of the Leased Premises shall be deemed delivered to Tenant for all purposes under the Lease.

5.       Landlord Delay. A "Landlord Delay" means the length of any actual delay in the permitting, construction or completion of the Tenant Improvements which actually and directly delays completion of the Tenant Improvements, which (a) is not caused by Force Majeure, and (b) is caused by:

(i)       Any material interference with the Tenant Improvements due to entry into the Building by Landlord, or any of Landlord's agents, employees, licensees, contractors or subcontractors (as distinguished from any interference pursuant to Landlord's rights under the Lease), which interference is not ceased within three (3) business days after Landlord's receipt of notice therefor from Tenant (including a reasonably detailed description of such interference); or

(ii)       Any failure of Landlord to respond to Tenant's request for consent or approval within the time periods set forth in this Work Letter;

Exhibit C-6

(iii)       Any matters specifically identified elsewhere in this Work Letter or in the Lease as Landlord Delays; or

(iv)       Landlord's failure to deliver possession of the Leased Premises in the Delivery Condition within the period set forth in Paragraph 2.4 of the Lease, then the date upon which the Tenant Improvements are deemed complete in accordance with Paragraph 4 of this Work Letter shall be delayed by the cumulative duration of such Landlord Delays.

Exhibit C-7

EXHIBIT A TO WORK LETTER

FORM OF CONSENT TO ASSIGNMENT

This CONSENT TO ASSIGNMENT ("Consent") is dated as of this__ day of _________,202_, by ______________,a ____________ (["Tenant Improvement Architect"/"Tenant Improvement Contractor"/"Tenant Improvement Project Manager"/"Other Consultant"]), in favor of Drawbridge 4600 Patrick Henry, LLC, a Delaware limited liability company ("Landlord").

RECITALS

A.       Landlord and EBR Systems, Inc., a Delaware corporation ("Tenant"), entered into that certain Lease dated as of ____________,2024 (the "Lease") for premises located in the City of Santa Clara, County of Santa Clara, State of California, commonly known as or otherwise described as 4600 Patrick Henry Drive, Santa Clara, California; and

B.       Exhibit C to the Lease is a Work Letter pursuant to which Tenant has retained [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant].

AGREEMENT

Now THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] hereby consents to the assignment effected by Paragraph 3 of the Work Letter.

IN WITNESS WHEREOF, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] has executed this Consent as of the date first written above.

[TENANT IMPROVEMENT ARCHITECT/TENANT IMPROVEMENT CONTRACTOR/TENANT IMPROVEMENT PROJECT MANAGER/OTHER CONSULT ANT]

[TENANT IMPROVEMENT ARCHITECT/TENANT IMPROVEMENT CONTRACTOR/TENANT IMPROVEMENT PROJECT MANAGER/OTHER CONSULT ANT]

By:
Title:

By:
Title:

Exhibit C-8

EXHIBIT B TO WORK LETTER

TENANT IMPROVEMENT SPACE PLANS

Exhibit C-9

EXHIBIT D

FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

[Attached]

Exhibit D-1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the "Agreement") is dated as of [_________], 202[_] and is by and among DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company, having an office at Three Embarcadero Center, Suite 2300, San Francisco, California 94111 ("Landlord"), EBR SYSTEMS, INC., a Delaware corporation, having an office at 480 Oakmead Pkwy, Sunnyvale, CA 94085 ("Tenant"), and FORETHOUGHT LIFE INSURANCE COMPANY, an Indiana life insurance company, having an office at 30 Hudson Yards, Suite 7500, New York, New York 10001, in its role as lead lender on behalf of itself and any other lenders party to the Loan Documents (defined below) (together with their affiliates, participants, successors and assigns and such other co-lenders as may exist from time to time, collectively, "Lender").

WHEREAS, Lender has made or intends to make a loan to Landlord and certain of its affiliates (the "Loan"), which Loan shall be evidenced by one or more promissory notes (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the "Promissory Note") and secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, the "Mortgage") encumbering the real property located at 4600 Patrick Henry Drive, Santa Clara, California 95054, more particularly described on Exhibit A annexed hereto and made a part hereof (the "Property");

WHEREAS, by a lease agreement (the "Lease") dated [_______, _ 20_], between Landlord (or Landlord's predecessor in title) and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (such portion of the Property hereinafter referred to as the "Premises");

WHEREAS, Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord; and

WHEREAS, Lender and Tenant desire to evidence their understanding with respect to the Mortgage and the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.       Tenant covenants, stipulates and agrees that the Lease and all of Tenant's right, title and interest in and to the Property thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth herein. Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.       Lender agrees that if Lender exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Lender will not disturb Tenant's right to use, occupy and possess the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable notice and grace period under any term, covenant or condition of the Lease.

3.       If, at any time Lender (or any person, or such person's successors or assigns, who acquires the interest of Landlord under the Lease through foreclosure of the Mortgage or otherwise) shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage, Tenant shall attorn to and recognize such person so succeeding to the rights of Landlord under the Lease (herein sometimes called "Successor Landlord'') as Tenant's landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments. Although said attornment shall be self-operative, Tenant agrees to execute and deliver to Lender or to any Successor Landlord, such other instrument or instruments as Lender or such other person shall from time to time request in order to confirm said attornment.

4.       Landlord authorizes and directs Tenant to honor any written demand or notice from Lender instructing Tenant to pay rent or other sums to Lender rather than Landlord (a "Payment Demand''), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant's receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by Lender, and Tenant shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Lender or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.

5.       If Lender shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Property shall be transferred by deed in lieu of foreclosure, Lender or any Successor Landlord shall not be:

(a)       liable for any act or omission of any prior landlord (including Landlord) or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior landlord (including Landlord); or

(b)       obligated to cure any defaults of any prior landlord (including Landlord) which occurred, or to make any payment to Tenant which was required to be paid by any prior landlord (including Landlord), prior to the time that Lender, or any Successor Landlord succeeded to the interest of such landlord under the Lease; or

(c)       obligated to perform any construction obligations of any prior landlord (including Landlord) under the Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property, except that Lender or any Successor Landlord shall be responsible for repair, restoration, and maintenance obligations expressly provided in the Lease; or

(d)       subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord); or

(e)       bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance; or

(f)       bound by any amendment, modification, termination or surrender of the Lease made without the written consent of Lender (except in each case that, pursuant to any termination right of Tenant set forth in the Lease, Tenant may exercise its rights under the Lease after giving to Lender the notice and cure period required by the Lease); or

(g)       liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or any Successor Landlord has actually received said deposit or transfer of the letter of credit for its own account as the landlord under the Lease as security for the performance of Tenant's obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease).

Upon any attornment pursuant to this Agreement, Landlord shall promptly deliver to Lender or Successor Landlord, as the case may be, the Security Deposit (as defined in the Lease). Notwithstanding anything to the contrary in this Agreement, Lender or Successor Landlord, as the case may be, shall honor the payment of the Tenant Improvement Allowance (as defined in the Lease).

6.       Tenant hereby represents, warrants, covenants and agrees to and with Lender:

(a)       to deliver to Lender, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Lender a period of thirty (30) days beyond any period afforded to Landlord for the curing of such default during which period Lender may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings) during which period Lender may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Lease. If the Lease shall terminate for any reason, upon Lender's written request given within thirty (30) days after such termination, Tenant, within fifteen (15) days after such request, shall execute and deliver to Lender a new lease of the Premises for the remainder of the term of the Lease and upon all of the same terms, covenants and conditions of the Lease;

(b)       that Tenant is the sole owner of the leasehold estate created by the Lease; and

(c)       to promptly certify in writing to Lender, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease and to deliver to Lender any tenant estoppel certificates required under the Lease.

7.       Tenant acknowledges that the interest of Landlord under the Lease is assigned to Lender solely as security for the Promissory Note, and Lender shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Lender shall specifically undertake such liability in writing or Lender becomes and then only with respect to periods in which Lender becomes, the fee owner of the Property.

8.       This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located (excluding the choice of law rules thereof).

9.       This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor holder of the Promissory Note) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

10.       All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant, or Lender appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

If to Lender:	Forethought Life Insurance Company 30 Hudson Yards, Suite 7500 New York, New York 10001 Attention: Real Estate General Counsel Email: RECreditNotices@kkr.com

with a copy to :	Forethought Life Insurance Company c/o Global Atlantic Financial Company 20 Guest Street, 9th Floor Attention: Mortgage Operations Email: Mortgage_Ops@gafg.com

Forethought Life Insurance Company c/o Global Atlantic Financial Company 30 Hudson Yards, Suite 7500 New York, New York 10001 Attention: Gary Silber Email: gary.silber@gafg.com

with a copy to:	Brownstein Hyatt Farber Schreck, LLP 675 15th Street, Suite 2900 Denver, Colorado 80202 Attention: David Curfman, Esq Email: dcurfman@bhfs.com

If to Tenant:	If prior to the Lease Commencement Date:

EBR Systems, Inc. 480 Oakmead Pkwy Sunnyvale, CA 94085 Attention: Gary Doherty Email: Gary.doherty@ebrsystemsinc.com

with a copy to:	Cooley LLP 11951 Freedom Dr., Suite 1400 Reston, VA 20190 Attention: Peter Crain, Esq. Email: pcrain@cooley.com

If after the Lease Commencement Date:

EBR Systems, Inc. At the Leased Premises Attention: Gary Doherty Email: Gary.doherty@ebrsystemsinc.com

with a copy to:	Cooley LLP 11951 Freedom Dr., Suite 1400 Reston, VA 20190 Attention: Peter Crain, Esq. Email: pcrain@cooley.com

If to Landlord:	Drawbridge 4600 Patrick Henry, LLC Three Embarcadero Center Suite 2310 San Francisco, California 94111 Attention: Michael Embree Email: membree@drawbridgerealty.com

with a copy to :	Mintz Levin Cohn Ferris Glovsky and Popeo PC 2049 Century Park East Suite 300 Los Angeles, California 90067 Attention: Brandon Barker Email: bebarker@mintz.com

11.       If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

12.       In the event Lender shall acquire Landlord's interest in the Premises, Tenant shall look only to the estate and interest, if any, of Lender in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant's use or occupancy of the Premises or any claim arising under this Agreement.

13.       If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

14.       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TENANT:

EBR SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

STATE OF ---)
) ss.
COUNTY OF ---)

On the ___ day of ___ in the year ____________ before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)	Notary Public

[Signatures continue on following page]

LANDLORD:

DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF ---)
) ss.
COUNTY OF ---)

On the ___ day of ___ in the year ____________ before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)	Notary Public

[Signatures continue on following page]

LENDER, in its role as lead lender on behalf of itself and any other lenders party to the Loan Documents:

FORETHOUGHT LIFE INSURANCE COMPANY, an Indiana life insurance company

By:
Name:
Title:

STATE OF ---)
) ss.
COUNTY OF _______	)

On the ___ day of ___ in the year ____________ before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notarial Seal)	Notary Public

[Signatures continue on following page]

Exhibit A

Legal Description of Property

Real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

ALL OF PARCEL 17, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, "PARCEL MAP BEING A RESUBDIVISION OF PARCELS 1, 3, 4, 5 & 9 AND AREAS A, B, & D AS SHOWN ON PARCEL MAP 3399 RECORDED IN BOOK 368 OF MAPS AT PAGES 36 AND 37, SANTA CLARA COUNTY RECORDS", WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 29, 1976 IN BOOK 386 OF MAPS AT PAGES 4 AND 5.

PARCEL TWO:

THAT PORTION OF THE FOLLOWING DESCRIBED REAL PROPERTY THAT LIES WITHIN THE AREA DELINEATED ON THE SAN FRANCISCO WATER DEPARTMENT DRAWING C-1096 ATTACHED TO THAT CERTAIN UNRECORDED LEASE DATED JULY 26, 1977 BETWEEN CITY AND COUNTY OF SAN FRANCISCO, A MUNICIPAL CORPORATION, BY AND THROUGH ITS PUBLIC UTILITIES COMMISSION AND VANDERSON CONSTRUCTION, INC., A CALIFORNIA CORPORATION, WHOSE INTEREST WAS ASSIGNED TO LARVAN PROPERTIES, A CALIFORNIA GENERAL PARTNERSHIP BY INSTRUMENT DATED JULY 26, 1977, WHICH INTEREST WAS ASSIGNED TO MELP VII L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY INSTRUMENT DATED MARCH 12, 1998, WHICH INTEREST WAS ASSIGNED TO JAMES R. CASTELLANOS, TRUSTEE OF THE JRC TRUST I U/T/A/ DATED AUGUST 14, 1986, DAVID J. TEECE, GILBERT I. MORGAN, TRUSTEE OF THE GILBERT

I. MORGAN REVOCABLE 1991 TRUST, AND AUDREY MORGAN, AS TENANTS IN COMMON, WHICH INTEREST WAS ASSIGNED TO 4600 PATRICK HENRY, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, BY INSTRUMENT DATED MARCH 2000, WHICH INTEREST WAS ASSUMED BY SBMS 2000-C3 HENRY DRIVE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, WHICH INTEREST WAS ASSIGNED TO MCKAY HENRY, LLC, AS LESSEE, BY INSTRUMENT DATED OCTOBER 14, 2011 AND WHICH INTEREST WAS ASSIGNED TO DRAWBRIDGE 4600 PATRICK HENRY, LLC, A DELAWARE LIMITED LIABILITY COMPANY BY INSTRUMENT DATED, MAY 2, 2013 AND WHICH LEASE HAS BEEN AMENDED BY THAT CERTAIN AMENDMENT TO PARKING AND LANDSCAPING LEASE DATED MARCH 14, 1998 AND BY THAT CERTAIN AMENDMENT NO. 2 TO PARKING AND LANDSCAPING LEASE DATED JANUARY 26, 1999 AS THE SAME IS DISCLOSED BY THAT CERTAIN MEMORANDUM OF GROUND LEASE RECORDED MAY 3, 2013, AS DOCUMENT NO. 22204316 AS FOLLOWS:

A STRIP OF LAND 80 FEET WIDE, LYING 40 FEET EITHER SIDE OF THE FOLLOWING DESCRIBED CENTER LINE AND EXTENSIONS THERETO, ACROSS THAT CERTAIN PARCEL OF LAND OF WHICH A ONE-HALF INTEREST WAS CONVEYED TO MRS. AIMEE L. JOHNSON BY THAT CERTAIN ORDER AND DECREE OF SETTLEMENT AND FINAL DISTRIBUTION OF THE ESTATE OF WILLIAM BILLINGS, DECEASED, DATED FEBRUARY 18, 1944 AND RECORDED FEBRUARY 18, 1944 IN VOLUME 1186 AT PAGE 129, OFFICIAL RECORDS, SANTA CLARA COUNTY, HEREINAFTER REFERRED TO AS THE JOHNSON PARCEL; SAID CENTER LINE BEING MORE PARTICULARLY DESCRIBED AS BEGINNING AT A POINT IN THE WESTERLY BOUNDARY OF THE COFFIN ROAD, SAID POINT BEING DISTANT ALONG SAID WESTERLY BOUNDARY SOUTH 0Q 01' 45" EAST 986.97 FEET AND SOUTH 0Q 01' 15" WEST 317.36 FEET FROM ITS INTERSECTION WITH THE NORTHERLY BOUNDARY OF THE ABOVE MENTIONED JOHNSON PARCEL; THENCE, FROM SAID POINT OF COMMENCEMENT, NORTH 89Q 33' 45" WEST 236.55 FEET AND SOUTH 77Q 28' WEST 2443.74 FEET TO A POINT IN THE COMMON BOUNDARY BETWEEN THE ABOVE MENTIONED JOHNSON PARCEL AND THAT CERTAIN PARCEL OF LAND CONVEYED BY MARIA FARIA TO SAN JOSE ABSTRACT AND TITLE INSURANCE CO., BY DEED DATED APRIL 24, 1943 AND RECORDED APRIL 26, 1943 IN VOLUME 1140 AT PAGE 94, OFFICIAL RECORDS, SANTA CLARA COUNTY, HEREINAFTER REFERRED TO AS THE SAN JOSE ABSTRACT AND TITLE INSURANCE CO. PARCEL; SAID POINT BEING DISTANT ALONG SAID COMMON BOUNDARY NORTH OQ 02' WEST 235.84 FEET FROM THE SOUTHEASTERLY CORNER OF THE ABOVE MENTIONED SAN JOSE ABSTRACT AND TITLE INSURANCE CO. PARCEL; THE EASTERLY END OF SAID STRIP BEING THE ABOVE MENTIONED WESTERLY BOUNDARY OF THE COFFIN ROAD, AND THE WESTERLY END OF SAID STRIP BEING THE ABOVE MENTIONED COMMON BOUNDARY BETWEEN THE JOHNSON AND SAN JOSE ABSTRACT AND TITLE INSURANCE CO. PARCELS.

PARCEL THREE:

THOSE REAL PROPERTY RIGHTS AS RESERVED IN THAT CERTAIN DEED RECORDED ON NOVEMBER 03, 1950 IN BOOK 2089, PAGE 315, OFFICIAL RECORDS OF SANTA CLARA COUNTY.

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

_____________, 20__

Re:	4600 Patrick Henry Drive,
Santa Clara, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _____________,20_, between Drawbridge 4600 Patrick Henry, LLC, a Delaware limited liability company ("Landlord"), and the undersigned (herein referred to as the "Lease"). A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A. At the request of Landlord in connection with ..___________State reasons for request for estoppel certificate _____________,the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] ("Lender"/ "Purchaser"/ "Investor"), as of the date hereof, and each of your respective successors and assigns, as follows:

1.       The undersigned is the tenant under the Lease.

2.       The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3.       There is no presently exercisable defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease. The undersigned has no right or option to purchase the Leased Premises or the Property.

4.       The undersigned has accepted possession of the Leased Premises, all improvements to be constructed in the Leased Premises by Landlord, if any, have been completed and accepted by Tenant, and any tenant construction or other allowances have been paid in full except for:_____________

5.       The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

6.       The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord's interest in the Lease. The undersigned has not assigned, sublet or transferred its interest in the Lease or the premises demised thereunder and is in occupancy of the premises demised thereunder.

Exhibit E-1

7.       The current monthly base rent due under the Lease is $__________and has been paid through                         , and all additional rent due and payable under the Lease has been paid through                         . No rent has been paid for more than one (1) month in advance of the due date thereof.

8.       The term of the Lease commenced on ______________,and expires on _______________,unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the undersigned's initial occupancy of the demised property.

9.       The undersigned has deposited the sum of $_____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

10.       There is no free rent period pending, nor is Tenant entitled to any Landlord's contribution.

11.       The undersigned has not assigned the Lease and has not subleased the Leased Premises or any part thereof.

12.       Other than in compliance with all applicable laws and incidental to the ordinary course of the undersigned's permitted use of the leased premises, the undersigned has not used or stored any hazardous substances in the leased premises.

13.       No voluntary actions or, to the undersigned's knowledge, involuntary actions are pending against the undersigned under the bankruptcy laws of the United States or any state thereof.

The undersigned certifies that the individual executing this estoppel certificate on behalf of the undersigned is authorized to do so on behalf of the undersigned. The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other]. Nothing in this estoppel certificate shall be deemed to amend, modify or alter the Lease and in the event of any conflict between the Lease and this estoppel certificate, the Lease shall prevail. This estoppel certificate is delivered in good faith and shall not subject the undersigned or the individual signatory to any liability (other than estoppel effect) for any purpose, including, without limitation, damages for inaccuracies, errors or omissions.

Very truly yours,

By:
Name:
Title:

Exhibit E-2

EXHIBIT F

FORM OF LETTER OF CREDIT

[Attached]

Exhibit F-1

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

ISSUE DATE: _______________

ISSUING BANK:

FIRST-CITIZENS BANK & TRUST COMPANY

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210 SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

APPLICANT:

AMOUNT:	US$___	_______AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:	___________________________ (ONEYEARFROMISSUEDATE)

PLACE OF EXPIRATION:	ISSUING BANK'S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF         IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

BENEFICIARY'S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

"WE HEREBY DEMAND THE AMOUNT OF US$_________________, UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF--            WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT:

[INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)]."

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND FIRST CITIZENS BANK & TRUST COMPANY, THE DETAILS HEREOF SHALL PREVAIL.

Applicant's Authorized Signature	Date:

SVB Confidential

WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _____________. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT AS SET FORTH ABOVE.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OFTHE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE "BANK'S OFFICE") AT: FIRST-CITIZENS BANK & TRUST COMPANY,: 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BYLAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONFIRMATORY TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, FIRST-CITIZENS BANK & TRUST COMPANY ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST. IF YOU PRESENT A DEMAND FOR PAYMENT BY FACSIMILE, YOU DO NOT NEED TO PRESENT THE ORIGINAL OF THIS LETTER OF CREDIT OR ANY AMENDMENTS, IF ANY.

WE ENGAGE WITH YOU THAT PRESENTATIONS MADE UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE (AND MAY BE SUCCESSIVELY TRANSFERRED) IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT AND SUCH TRANSFER FEE SHALL NOT BE A CONDITION OF ANY SUCH TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT, UPON THE TRANSFEREE'S RECEIPT OF SUCH REPLACEMENT LETTER OF CREDIT, THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND FIRST CITIZENS BANK & TRUST COMPANY, THE DETAILS HEREOF SHALL PREVAIL.

Applicant's Authorized Signature	Date:

SVB Confidential

FIRST-CITIZENS BANK & TRUST COMPANY

AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND FIRST CITIZENS BANK & TRUST COMPANY, THE DETAILS HEREOF SHALL PREVAIL.

Applicant's Authorized Signature	Date:

SVB Confidential

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

EXHIBIT A

FORM OF TRANSFER FORM

DATE: ____________________

TO: FIRST-CITIZENS BANK & TRUST COMPANY
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. _______________ISSUED BY
ATTN: GLOBAL TRADE FINANCE	FIRST-CITIZENS BANK & TRUST COMPANY
SANTA CLARA
STANDBY LETTERS OF CREDIT	L/CAMOUNT: _____________________

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT, UPON THE TRANSFEREE'S RECEIPT OF SUCH REPLACEMENT LETTER OF CREDIT, THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

(BENEFICIARY'S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)
SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Telephone number)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND FIRST CITIZENS BANK & TRUST COMPANY, THE DETAILS HEREOF SHALL PREVAIL.

Applicant's Authorized Signature	Date:

SVB Confidential

EXHIBIT G

FORM OF PARKING SUBLEASE

[Attached]

Exhibit G-1

PARKING SUBLEASE

This PARKING SUBLEASE (the "Parking Sublease") is for reference purposes made as of January 17, 2025 by and between DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company ("Sublessor"), and EBR SYSTEMS, INC., a Delaware corporation ("Sublessee").

RECITALS

A.       The City and County of San Francisco, a municipal corporation ("City"), acting by and through its Public Utilities Commission ("SFPUC"), as the landlord, and Sublessor, as the tenant, are parties to that certain Public Utilities Commission San Francisco Water Department Right of Way Lease dated July 26, 1977, between City and Vanderson Construction, Inc., a California corporation, whose interest as lessee was assigned to Larvan Properties, a California general partnership, by instrument dated July 26, 1977, which interest was assigned to MELP VII L.P., a California limited partnership, by instrument dated March 12, 1998, which interest was assigned to James R. Castellanos, Trustee of The JRC Trust I ult/a dated August 14, 1986, David J. Teece, Gilbert I. Morgan, Trustee of The Gilbert I. Morgan Revocable 1991 Trust, and Audrey Morgan, as tenants in common, which interest was assigned to 4600 Patrick Henry, LLC, a California limited liability company, by instrument dated March 2000, which interest was assumed by SBMS 2000-C3 Henry Drive Limited Partnership, a Delaware limited partnership, which interest was assigned to McKay Henry, LLC, a California limited liability company, by instrument dated October 14, 2011, and which interest was thereafter assigned to Lessee, as lessee., as amended by that certain Amendment to Parking and Landscaping Lease dated March 14, 1998, as further amended by that certain Amendment No. 2 to Parking and Landscaping Lease dated January 24, 1999 (collectively, and as the same may be hereafter amended, modified or changed, the "1977 Parking Lease"), pursuant to which Sublessor leases from the City an approximately 0.346 acre parcel of land shown crosshatched on Exhibit A attached to and made a part of the 1977 Lease (the "City Premises").

B.       Concurrently with the execution and delivery of this Parking Sublease, Sublessor, as landlord ("Landlord"), and Sublessee, as tenant ("Tenant"), shall enter into that certain Lease of even date herewith (the "Commercial Lease"), pursuant to which Sublessor shall lease to Sublessee and Sublessee shall lease from Sublessor, upon the terms and conditions set forth in the Commercial Lease, those certain premises (the "Leased Premises"), consisting of approximately 51,136 rentable square feet comprising all of the interior space in that certain building (the "Building") located at 4600 Patrick Henry Drive in the City of Santa Clara, County of Santa Clara, State of California. The Building is located adjacent to the City Premises. A true and complete copy of the Commercial Lease is attached hereto as Exhibit B.

C.       Sublessee desires during the Sublease Term (defined below) the use of the access roads, parking areas, circulation drives, and facilities within the City Premises (hereinafter referred to as the "Sublease Premises") for parking and vehicular and pedestrian access to and from the Leased Premises and to perform Sublessee's obligations under this Parking Sublease, subject to the terms and conditions set forth below. Subject to the City consenting to this Parking Sublease, Sublessor is willing to grant Sublessee the use of the access roads, parking areas, circulation drives, and facilities within the Sublease Premises during the Sublease Term for parking and vehicular and pedestrian access to and from the Leased Premises and to perform Sublessee's obligations under this Parking Sublease, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Sublease of Sublease Premises Subject to the terms and conditions set forth in this Parking Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, during the Sublease Term, the Sublease Premises for parking and vehicular and pedestrian access to and from the Leased Premises. Sublessor shall deliver to Sublessee, and Sublessee shall accept, possession of the Sublease Premises in its AS IS condition, WITH ALL FAULTS on the Parking Sublease Commencement Date (as defined below). During the Sublease Tenn, Sublessee shall have the use of the access roads, parking areas, circulation drives, and facilities within the Sublease Premises for parking, and vehicular and pedestrian access to and from the Leased Premises and to perform Sublessee's obligations under this Parking Sublease, subject to the right of the City under the 1977 Parking Lease to enter into the City Premises and the right of Sublessor and its agents, employees, contractors and other representatives to access the Sublease Premises to the extent needed to perform any of Sublessor's obligations under this Parking Sublease or the Commercial Lease. The right of Sublessee and its employees, agents, representatives, vendors, invitees, guests, permittees, and contractors (collectively, "Sublessee Agents") to use the Sublease Premises shall be subject and subordinate to the terms and conditions of the 1977 Parking Lease, and Sublessee shall not act or fail to act, or permit any of the Sublessee Agents to act or fail to act, in any manner that will cause a violation or breach of any of the provisions of the 1977 Parking Lease. If Sublessee or any of the Sublessee Agents act or fail to act in any manner that causes a violation or breach of any of the provisions of the 1977 Parking Lease, then such violation or breach shall not constitute or be deemed a breach or default by Landlord under the Commercial Lease or by Sublessor under this Parking Sublease. Sublessee hereby acknowledges that it has received a copy of the 1977 Parking Lease from Sublessor.

2.       City Consent to Parking Sublease. Notwithstanding anything contained in this Parking Sublease to the contrary, the effectiveness of this Parking Sublease is expressly conditioned upon Sublessee's receipt of the written consent of the City to Sublessee's use of the Sublease Premises pursuant to the terms of this Parking Sublease during the Sublease Term on substantially the form attached hereto as Exhibit C or such other form required by the City that is reasonably acceptable to Sublessor. Notwithstanding anything to the contrary set forth in this Parking Sublease, nothing in this Parking Sublease shall be deemed to amend or modify the terms and conditions of the 1977 Parking Lease. In the event of any conflict between the terms and conditions of this Parking Sublease and the terms and conditions of the 1977 Parking Lease, the terms and conditions of the 1977 Parking Lease shall govern and control. Any consent provided by the City to this Parking Sublease shall not be deemed to be an endorsement or approval by the City of the terms and/or conditions of the Commercial Lease.

3.       Use. Sublessee and the Sublessee Agents may use the Sublease Premises during the Sublease Term solely for the purposes expressly provided in Paragraph 1 above and then only in conformance with this Parking Sublease and all applicable governmental laws, regulations, rules, and ordinances. Sublessee shall not commit or suffer to be committed, any waste upon the Sublease Premises, or any nuisance, or other acts or things which may unreasonably disturb the quiet enjoyment of any other tenant or occupant in any buildings adjacent to or near the Property (as defined in the Commercial Lease), or allow any sale by auction upon the Sublease Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Sublease Premises, except in trash containers designated for that purpose by Sublessor. No materials, supplies, equipment, finished products or semifinished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Sublease Premises. Sublessee shall not operate any recreational vehicles, inoperative vehicles, or equipment on any portion of the Sublease Premises.

4.       Sublease Term. Unless sooner terminated in accordance with the terms hereof, the term of this Parking Sublease (the "Sublease Term") shall commence on the date first written above (the "Parking Sublease Commencement Date"), and as stated in Exhibit B, and shall be coterminous with the Lease Term (as defined in the Commercial Lease), as it may be extended pursuant to Article 15 of the Commercial Lease. Notwithstanding the foregoing to the contrary, if Sublessor and Sublessee desire to extend the Lease Tenn, but not pursuant to Article 15 of the Commercial Lease, this Parking Sublease shall only continue during such extension of the Lease Term if the City provides its written consent to Sublessee's use of the Sublease Premises pursuant to the terms of this Parking Sublease during such extension of the Lease Term on a form required by the City that is reasonably acceptable to Sublessor. If, during the Sublease Term, the 1977 Parking Lease terminates, in whole or in part, for any or no reason, then this Parking Sublease shall terminate automatically concurrently therewith unless earlier terminated. Sublessor agrees that it will not voluntarily amend or modify the 1977 Parking Lease in a manner that would materially and adversely affect Sublessee's use of the Leased Premises or access to the Leased Premises or reduce the aggregate number of parking spaces within the Sublease Premises below those, when added to the number of parking spaces on the Property, required to service the Leased Premises under the applicable zoning for the Property (as defined in the Commercial Lease). If the Commercial Lease terminates for any or no reason, then this Parking Sublease shall terminate automatically concurrently therewith unless earlier terminated.

5.       Rent. In consideration for Sublessor subleasing the Sublease Premises to Sublessee pursuant to the terms of this Parking Sublease, Sublessee shall pay to Sublessor, as rent, concurrently with Sublessee's execution and delivery of this Parking Sublease, the sum of One Dollar ($1.00).

6.       Additional Rent. All real property taxes and other sums due hereunder shall be referred to herein collectively as "Additional Rent".

7.       Place of Payment. Rent, Additional Rent and other sums, if any, required to be paid by Sublessee to Sublessor pursuant to the terms hereof, shall be payable in lawful money of the United States of America to Sublessor to such person(s) and to such place(s) as Sublessor shall designate in writing from time to time.

8.       Expenses. As a part of Property Operating Expenses (as defined in the Commercial Lease) under the Commercial Lease, Sublessee shall reimburse Sublessor, as Additional Rent, all taxes and assessments levied or assessed on the Sublease Premises and/or on Sublessor's leasehold interest in the Sublease Premises (except to the extent such taxes, if such taxes were considered Real Property Taxes (as defined in the Commercial Lease) under the Commercial Lease, would be excluded from the definition of Property Operating Expenses pursuant to the terms of the Commercial Lease), together with all other rent due and payable by Sublessor under the 1977 Parking Lease, which become due or accrue during the Sublease Term under the 1977 Parking Lease.

9.       Indemnity. Sublessee shall defend with competent counsel satisfactory to Sublessor any claims made or legal actions filed or threatened against the Landlord Indemnitees (as defined in the Commercial Lease) with respect to the violation of any Law (as defined in the Commercial Lease), or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Sublease Premises or resulting from the use by Sublessee or any of the Sublessee Agents of the Sublease Premises, or resulting from the activities or actions of Sublessee or any of the Sublessee Agents in or about the Sublease Premises, and Sublessee shall indemnify and hold the Landlord Indemnitees harmless from any loss, liability, penalties, or expense whatsoever resulting therefrom, except to the extent proximately caused by the active gross negligence or willful misconduct of Sublessor. Sublessor shall defend with competent counsel reasonably satisfactory to Sublessee any claims made or legal actions filed or threatened against Sublessee with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights, to the extent proximately caused by the gross negligence or willful misconduct of Sublessor, or Sublessor's failure to perform an obligation expressly undertaken by Sublessor pursuant to this Parking Sublease after applicable notice and cure periods set forth in Paragraph 12.3 of the Commercial Lease, in each case except to the extent proximately caused by the negligence or willful misconduct of Sublessee or any of the Sublessee Agents. For avoidance of doubt, the indemnity in Section 19 of the 1977 Parking Lease is incorporated herein by this reference and applies to any actions of Sublessee under this Parking Sublease. This Section 9 shall survive the expiration or sooner termination of this Parking Sublease.

10.       Alterations. Sublessee shall not make or permit any improvements, alterations, or additions to the Sublease Premises without the prior written consent of Sublessor and of the City, which consent may be given or withheld by Sublessor or the City, in their respective sole and absolute discretion. Notwithstanding the foregoing, Sublessor shall not withhold its consent to any such alteration to the Sublease Premises if the City has provided its written consent to the same.

11.       Reimbursable Expenses. Sublessee shall pay or reimburse Sublessor, as Additional Rent, within thirty (30) days following Sublessee's receipt from time to time of a written invoice(s), together with reasonable supporting documentation, for all costs and expenses charged to or payable by Sublessor under the 1977 Parking Lease as a result of any violation thereof by Sublessee or any of the Sublessee Agents.

12.       Assignment and Subletting. Sublessee shall not be entitled to assign, encumber or otherwise transfer this Parking Sublease or any interest herein, or to further sublet all or any portion of the City Premises or the Sublease Premises without the prior written consent of Sublessor and the City, which consent may be withheld in the respective sole and absolute discretion of Sublessor and/or the City.

13.       Acceptance of Sublease Premises. Sublessee acknowledges that neither Sublessor nor any of the Landlord lndemnitees have made any representation or warranty (express or implied) as to the suitability of Sublessor's interest in the Sublease Premises for the conduct of Sublessee's business, the condition of the Sublease Premises, or the use which may be made thereof and Sublessee has independently investigated and is satisfied that the Sublease Premises is suitable for Sublessee's intended use.

14.       Default. Any default by Sublessee under Paragraph 12.1 of the Commercial Lease shall automatically be a default by Sublessee under this Parking Sublease.

15.       Casualty; Condemnation. If there is any damage to or destruction of any of the parking areas located in the Sublease Premises, then, unless the Commercial Lease is otherwise terminated pursuant to Article 10 thereof, Sublessor shall be responsible for maintaining, repairing, or replacing, as the case may be, such parking areas and the costs for such maintenance, repair or replacement shall be included in Property Operating Expenses. In the event of any taking or partial taking of the Sublease Premises related to the exercise of the power of eminent domain, Sublessee shall not be entitled to any award made, consideration paid or damages ordered as a result of such taking, it being understood that the 1977 Parking Lease currently provides that the City shall be entitled to any such award, consideration or damages.

16.       Insurance. Throughout the term of this Parking Sublease, Sublessee shall obtain and keep in force, at its sole cost and expense, the insurance required of the "Lessee" set forth in Section 22 of the 1977 Parking Lease, including, if and as applicable, any increases in liability limits and amounts required by the City thereunder. The foregoing shall not be construed to obviate Sublessor's obligation to obtain and keep in force all policies of insurance required of the "Lessee" under the 1977 Parking Lease.

17.       Additional Provisions Incorporated by Reference into this Parking Sublease. The provisions of Paragraphs 2.7, 3.4, 3.5, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, 5.l(b), 5.3, 5.5, 6.3, 6.4, 8.1, 9.1, 9.3, 13.1, 13.2, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12, 13.13, 13.14, 13.16, 13.17 and Articles 12 and 14 of the Commercial Lease, also specified in Exhibit B, shall be deemed incorporated herein by reference and, in connection therewith, all such provisions of the Commercial Lease shall be read and construed mutatis mutandis so as to apply such provisions to this Parking Sublease in lieu of the Commercial Lease, Sublessor in lieu of Landlord, Sublessee in lieu of Tenant, the Sublease Premises in lieu of the Leased Premises, and otherwise, as applicable.

18.       Successors and Assigns. This Parking Sublease contains the entire agreement of the parties hereto concerning Sublessee's sublease of the Sublease Premises, and the covenants and conditions herein contained, and shall apply to and bind the permitted successors and assigns of the parties hereto.

19.       Surrender of the Sublease Premises. On the expiration or earlier termination of this Parking Sublease, Sublessee shall surrender the Sublease Premises to Sublessor in its condition existing as of the date possession or use of the same is delivered to Sublessee, ordinary wear and tear excepted. If the Sublease Premises is not so surrendered at the expiration or earlier termination of this Parking Sublease, Sublessee shall indemnify, defend, protect and hold the Landlord Indemnitees harmless from and against loss or liability resulting from delay by Sublessee in so surrendering the Sublease Premises, including without limitation, any costs required to place the Sublease Premises in such condition and any claims made by any succeeding tenant, subtenant or licensee or losses to Sublessor due to lost opportunities to sublease to succeeding subtenants or to license to licensees.

20.       Counterparts. This Parking Sublease may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument. Signatures to this Parking Sublease transmitted by hand-delivery, mail, overnight courier (such as Federal Express), pdf. Electronic transmission or electronic signature shall be valid and effective to bind the party so signing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Parking Sublease as of the date first set forth above.

SUBLESSOR:

DRAWBRIDGE 4600 PATRICK HENRY, LLC,

a Delaware limited liability company

By:	/s/ Charlie McEachron
Name:	Charlie McEachron
Title:	Chief Executive Officer

SUBLESSEE:

EBR SYSTEMS, INC.,

a Delaware corporation

By:	/s/ Gary Doherty
Name:	Gary Doherty
Title:	Chief Financial Officer

EXHIBIT A TO PARKING SUBLEASE

SUBLEASE PREMISES

[Attached]

EXHIBIT B TO PARKING SUBLEASE

COMMERCIAL LEASE

[Attached]

EXHIBIT B-1 TO PARKING SUBLEASE

CONFIRMATION OF COMMENCEMENT DATE

January 17, 2025

RE: Parking Sublease between EBR SYSTEMS, INC., a Delaware corporation (Sublessee), and DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company (Sublessor), for the Premises leased to Sublessor, under the Parking Lease between Sublessor and the CITY AND COUNTY OF SAN FRANCISCO, a municipal corporation, acting by and through its Public Utilities Commission.

This letter will confirm that for all purposes of the Parking Sublease, the Parking Sublease Commencement Date (as defined in Section 4 of the Parking Sublease) is January 17, 2025, and the Lease Commencement Date (as defined in Paragraph 2.3 of the Commercial Lease) is to be determined as set forth in Paragraph 2.3 of the Commercial Lease. Unless otherwise extended or terminated earlier, this Parking Sublease is expected to expire on the last day of the one hundred thirty-second (132nd) full calendar month following the Lease Commencement Date.

DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company

By:	/s/ Charlie McEachron
Name:	Charlie McEachron
Title:	Chief Executive Officer

EXHIBIT B-2 TO PARKING SUBLEASE

EXCERPTS FROM COMMERCIAL LEASE

2.7	Accessibility. In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, the Leased Premises has not been inspected by a Certified Access Specialist (as defined in California Civil Code Section 55.52(3)) ("CASp"). California Civil Code Section 1938(e) provides:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASp inspection, (i) the CASp inspection shall be at Tenant's sole cost and expense, (ii) the inspection shall be performed by a CASp that is then currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business day's prior written notice to Landlord, and if at any time Tenant is not the sole tenant of the Building, shall not materially disrupt any of the other tenants within the Building, (iv) Tenant shall promptly provide Landlord with a copy of the final report prepared in connection with the CASp inspection (the "CASp Report"), and (v) Tenant shall be solely responsible for promptly making any repairs or modifications necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report, except to the extent such correction obligations are required of Landlord under this Lease (the "Required Modifications") and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to make such Required Modifications. The Required Modifications shall not proceed until Landlord has approved in writing: (y) Tenant's contractor, and (z) complete and detailed plans and specifications for the Required Modifications. The Required Modifications shall be performed in a good and workmanlike manner in compliance with all of the terms of this Lease, including without limitation, Article 6 hereof. At Landlord's sole discretion, Landlord may elect to complete the Required Modifications. If Landlord elects to complete the Required Modifications, Landlord may forward invoices and bills for the expenses of the Required Modifications to Tenant, and Tenant shall, as Additional Rent, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord within thirty (30) days after Tenant's receipt of such invoices and bills.

Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete Required Modifications and correct violations of construction-related accessibility standards as noted in the CASp Report. Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report, except as may be reasonably necessary in connection with Tenant's enforcement of rights under this Lease. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

3.4       Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) business days after the same becomes due, such overdue amount shall incur a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount,"; provided, however, with regard to the first two (2) failures to timely pay in any consecutive twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure to pay within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) business days following written notice that the same was not paid when due, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth (5th) business day at the Default Interest Rate until paid.

3.5       Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time by ACH debit from Tenant's designated bank account. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

4.7       Compliance With Laws And Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas and the Property, including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and the Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply, except to the extent caused by (i) Landlord's gross negligence or willful misconduct or (ii) conditions existing prior to the Delivery Date, except to the extent such conditions are knowingly exacerbated by Tenant or any of the Tenant Parties, in which event such obligations of Tenant shall apply to the extent of such exacerbation. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease. Upon the written request of Tenant, Landlord shall, at no cost, expense or liability to Landlord, reasonably cooperate with Tenant to obtain any and all permits, authorizations, commissioning or other approvals from applicable governmental authorities Tenant deems reasonably necessary for Tenant's Permitted Use of the Leased Premises, if and to the extent any such permits, authorizations, commissioning or other approvals require the cooperation of the property owner. To Landlord's actual knowledge as of the Effective Date of this Lease, the Leased Premises, the Building, the Outside Areas and the Property are in substantial compliance with all applicable Laws (hereinafter defined).

4.8       Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor knowingly permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) is reasonably expected to result in the termination of the coverage afforded under any of such policies, (iii) is reasonably expected to give the insurance carrier the right to cancel any of such policies, or (iv) is reasonably expected to increase the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all written requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9       Landlord's Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant at least forty-eight (48) hours' notice (which may be electronic in nature and shall not be required in the event of an emergency) and subject to Tenant's reasonable security measures in non-emergency situations (including the right to have a representative present during such entry, in which case Tenant shall make a representative reasonably available for such purpose, failing which Landlord shall have the right to enter without such presence) for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or, during the last nine (9) months of the Lease Term, tenants; (iii) making necessary alterations, additions or repairs as required by Landlord under this Lease; and (iv) performing any of Tenant's obligations when Tenant has failed to do so beyond applicable notice and cure periods. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to at least forty-eight (48) hours' prior notice to Tenant (which may electronic in nature and shall not be required in the event of an emergency) and Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall also have the right, upon at least forty-eight (48) hours' advance notice to Tenant (which may be electronic in nature and shall not be required in the event of an emergency), to access the Building's vertical risers and the interstitial space above Tenant's acoustical ceiling to connect new utility and communications lines from other floors to the base Building utility lines. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (A) inspecting the exterior of the Building and the Outside Areas; (B) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least ten (10) business days' prior written notice of any work to be performed on the Leased Premises, as well as notice within one (1) business day after the commencement of such work); and (C) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.11       Environmental Protection. Tenant's obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a)       As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C. § 1251 et seq., (d) Clean Air Act ("CAA"), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code§ 25100 et seq., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code§ 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes§ 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code§ 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code§ 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b)       Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to the storage, use and disposal of Hazardous Materials at the Property by Tenant or any of the Tenant Parties; provided, however, that Tenant shall not be responsible (nor shall Tenant indemnify Landlord) for contamination of the Leased Premises and/or the Building or the Property (including, if applicable, any parking garage) by Hazardous Materials (x) existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date), (y) that have migrated from outside the Property not caused by Tenant or any of the Tenant Parties, or (z) used, stored, disposed or otherwise released by Landlord or any Landlord Party ("Landlord's Hazardous Materials"). To the extent that Landlord's Hazardous Materials are discovered at the Property, Building or Leased Premises and remediation of the same is mandated by a governmental authority with competent jurisdiction in a written notice to Landlord (which remediation is not triggered by any of clauses (i)-(iii) of Paragraph 6.3), any remediation thereof of the Landlord's Hazardous Materials (to the extent so mandated) shall not be performed by Tenant and the cost therefor shall not be subject to inclusion in Property Maintenance Costs. Except for Office & Cleaning Supplies (hereinafter defined) and/or Permitted Hazardous Materials (hereinafter defined), Tenant shall not store, use or dispose of any Hazardous Materials within the Leased Premises. For purposes hereof, "Office & Cleaning Supplies" shall mean ordinary office and cleaning supplies used in compliance with all Laws and Restrictions. For purposes hereof, "Permitted Hazardous Materials" shall mean those Hazardous Materials set forth in Exhibit H attached hereto. Any changes to the Permitted Hazardous Materials shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall Tenant or any of the Tenant Parties conduct any environmental tests of the Leased Premises or cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

(c)       Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the Property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. If Tenant uses any Hazardous Materials other than Office & Cleaning Supplies, then Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. The foregoing sentence shall not be read to imply that Tenant has any right to use any Hazardous Materials other than Office & Cleaning Supplies and Permitted Hazardous Materials. In addition, prior to vacating the Leased Premises, and as a part of Tenant's surrender obligations prior to the expiration or earlier termination of this Lease, but only if Landlord reasonably believes Tenant has caused or permitted contamination of any portion of the Property in violation of applicable Laws or Restrictions and notifies Tenant of the same, Tenant shall undertake and submit to Landlord, at Tenant's sole cost and expense, a Phase I environmental site assessment from an environmental consulting company reasonably acceptable to Landlord, which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.

(d)       At any time prior to the expiration of the Lease Term, if Landlord reasonably believes Tenant has caused or permitted contamination of any portion of the Property, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. If the data from any tests authorized and undertaken by Landlord pursuant to this Paragraph indicates Tenant has caused or permitted contamination of the Property, in addition to Tenant's other obligations under this Lease with respect thereto, Tenant shall reimburse Landlord for the out-of-pocket costs and expenses incurred by Landlord in connection with such tests within thirty (30) days after Tenant's receipt of written notice therefor, which shall be accompanied by paid invoices for the same. If such tests do not reveal that Tenant has caused or permitted contamination of any portion of the Property, the cost of such tests shall be at the sole cost of Landlord and shall not be included within Property Maintenance Costs.

(e)       Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant agrees to reasonably cooperate with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12       Rules And Regulations. If at any time Tenant is not the sole tenant of the Building, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13       Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord reasonably deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of and access to the Leased Premises and Outside Areas (including all parking areas therein) by Tenant, decrease the rights of Tenant under this Lease (other than to a de minimis extent) or increase the amount of Rent or other fees paid by Tenant under this Lease. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

5.1       Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property for which the provisions of Article 10 shall control, and subject to Paragraph 9.3, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas and the Property.

(b)       Landlord's Obligations.

(i)       Landlord shall, at all times during the Lease Term, maintain in good condition and repair (a) the Outside Areas (including the parking lot surfaces, sidewalks, landscaping and all outdoor facilities, but excluding any of Tenant's property located therein), the foundation, roof structure (including the roof membrane), load-bearing and exterior walls of the Building, (b) the HVAC equipment and (c) mechanical and electrical systems and plumbing, pipes, and drains, to the extent the items described in clauses (b) and (c), serve both the Leased Premises and other portions of the Property. Landlord shall hire a licensed HVAC contractor to inspect and perform required maintenance on the HVAC equipment and systems serving the Leased Premises and/or the Building on a quarterly basis. Landlord shall also hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Building on a semi-annual basis. Landlord shall keep the Outside Areas in a clean condition. Landlord shall regularly and periodically sweep and clean the driveways and parking areas within the Outside Areas. Unless necessitated by the negligence or willful misconduct of Tenant or any of the Tenant Parties, Landlord shall make any necessary (x) structural repairs or structural replacements to the Leased Premises and (y) repairs or replacements to (i) any fire alarm and communication system in the Leased Premises installed by Landlord, (ii) any sprinkler system installed by Landlord in the Leased Premises and (iii) the Outside Areas (exclusive of any of Tenant's property located therein); provided, if any of the foregoing are necessitated by the negligence or willful misconduct of Tenant or any of the Tenant Parties, Tenant shall reimburse to Landlord as Additional Rent, within thirty (30) days of receipt of the applicable invoices, the cost incurred by Landlord in connection therewith. Subject to the Warranty Period and Paragraph 13.12(c), the provisions of this subparagraph (b)(i) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in performing such maintenance and/or inspections, and/or in making such repairs or replacements. All services provided, and all maintenance of the Building and the Outside Areas performed, by Landlord pursuant to the terms of this Lease shall be of a quality level consistent in all material respects with the standards from time to time applicable to the operation of similar buildings in the submarket where the Property is located.

(ii)       If Landlord shall fail to commence any repair obligations required under Paragraphs 2.4 or 5.l(b)(i) above within thirty (30) days following Tenant's written request for such repairs and thereafter complete such repairs with commercially reasonable due diligence, except in the case of any emergency repairs (i.e., repairs required to avoid imminent, physical injury to any person or imminent, physical damage to any of Tenant's property) in which case Tenant shall provide notice as soon as reasonably practicable under the given circumstances and Tenant shall only be permitted to undertake the repair necessary to end the emergency, then Tenant may elect to make such repairs at Landlord's expense by complying with the following provisions of this Paragraph 5.l(b)(ii). Except in the case of emergency repairs, before making any repairs which are the obligation of Landlord under the terms of this Lease, and following the expiration of the applicable cure period set forth above with respect to non-emergency repairs, Tenant shall deliver to Landlord a notice for the need for such repair ("Self-Help Notice"), which notice shall specifically advise Landlord that Tenant intends to exercise its self-help right hereunder. Should Landlord fail, within three (3) business days following receipt of the Self-Help Notice, to commence the necessary repair, or to otherwise dispute in good faith the need for such repair or that such repair does not have to be taken by Landlord pursuant to the terms of this Lease, then Tenant shall have the right to make such repair on behalf of Landlord so long as such repair is performed in strict compliance with all Laws and Restrictions. In the event Tenant properly takes such action in accordance with this Paragraph 5.1(b)(ii), and such work will affect the Building structure and/or the Building systems (including any Base Building Systems), Tenant shall use a qualified contractor which normally and regularly performs similar work in comparable buildings in the area of the Property. Tenant shall provide Landlord with a reasonably detailed invoice together with reasonable supporting evidence of the costs actually incurred by Tenant in performing such repairs. To the extent such costs incurred by Tenant do not otherwise constitute Property Maintenance Costs, Landlord shall either reimburse Tenant for the reasonable costs of such repairs within thirty (30) days following receipt of Tenant's invoice for such costs or deliver a written objection stating with specificity the good-faith reasons Landlord disputes, the need for such repairs, or that such repair is not the obligation of Landlord pursuant to the terms of the Lease, or the costs so incurred are excessive. If Landlord fails to either pay Tenant's invoice within such thirty (30) day period or deliver a written objection, Tenant shall have the right to offset such costs against Base Monthly Rent next coming due under this Lease until fully paid, but not in excess of 50% of each monthly installment of Base Monthly Rent. If Landlord delivers to Tenant, within thirty (30) days, a written objection to the payment of such invoice, setting forth Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or that in Landlord's reasonable and good-faith opinion the repairs were not necessary, or that the costs so incurred are excessive (in which case Landlord shall pay the amount it contends would not have been excessive if the only objection is to the costs incurred), then Tenant shall not be entitled to offset any amount from Base Monthly Rent, but as Tenant's sole and exclusive remedy, the dispute shall be resolved by arbitration pursuant to Paragraph 5.l(b)(iii) below. If Tenant prevails in the arbitration, the amount of the award shall include the amount of Tenant's expenditure, and interest at the Standard Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset) and Tenant's reasonable attorneys' fees and related costs, which shall be paid by Landlord to Tenant no later than ten (10) business days after the date of the award. Tenant shall be responsible for obtaining any required governmental permits before commencing the repair work, except in the case of emergency. Tenant shall be liable for any damage, loss or injury resulting from its performance of such work. If Landlord prevails in the arbitration, the amount of the award shall include Landlord's reasonable attorneys' fees and related costs and shall be deemed Additional Rent hereunder due and owing by Tenant no later than ten (10) business days after the date of the award.

(iii)       Any dispute or claim under Paragraph 5.l(b)(ii) will be finally settled by binding arbitration in San Jose, California, in accordance with the rules of JAMS by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

5.3       Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, subject to compliance with Paragraph 2.6 and Article 6, Tenant shall arrange for and pay the costs of providing same. In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard or patrol service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no obligation to continue to provide the same and no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard or patrol service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

(ii) Notwithstanding the foregoing to the contrary, in the event that Tenant is prevented from using, and does not use, the Leased Premises or any portion thereof as a result of a Trigger Event (as defined below), then Tenant shall give Landlord written notice thereof and if such Trigger Event continues for five (5) consecutive business days after Landlord's receipt of such written notice from Tenant (such period herein called the "Eligibility Period"), then Tenant's Base Monthly Rent and Tenant's obligation to pay Property Operating Expenses shall be abated or reduced, as the case may be, beginning on the day immediately following the expiration of the Eligibility Period and continuing for such period of time that Tenant continues to be so prevented from using, and does not actually use, the Leased Premises or a portion thereof as a result of the subject Trigger Event, in the proportion that the rentable area of the portion of the Leased Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Leased Premises. As used herein, the term "Trigger Event" means any of the following events: (1) any failure by Landlord to provide Tenant with access to the Leased Premises or the Property that materially impacts or interrupts Tenant's use of the Leased Premises, unless such failure is a result of any Laws or Restrictions, (2) Landlord's failure to perform Landlord's repair and maintenance obligations hereunder if such failure continues beyond any applicable notice and cure period and (3) a disruption of utilities to the Leased Premises, and such disruption is caused solely by the intentional acts, gross negligence or willful misconduct of Landlord or any of Landlord's employees, agents, contractors, or subcontractors (collectively "Landlord Parties"). This Paragraph 5.5(ii) shall not apply with respect to matters related to casualty or condemnation, which shall be governed by Article 10 and Article 11 below, respectively.

6.3       Alterations Required By Law. Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises, the Outside Areas or the Property that are required by any Law because of (i) Tenant's particular use or occupancy of the Leased Premises, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any Law to make any modifications, alterations or improvements to the Building, the Outside Areas or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost, to the extent ineluctable as a Property Maintenance Cost as set forth in this Lease.

6.4       Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within thirty (30) days after the sooner of Tenant's receipt of written notice of such lien, or Tenant obtaining actual knowledge of such lien. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

8.1       Limitation On Landlord's Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portion thereof) (collectively, the "Landlord lndemnitees") from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to property of Tenant or any of the Tenant Parties, or any loss to business, loss of profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property, or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that in each case Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's gross negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after applicable notice and cure periods set forth in this Lease.

9.1       Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

(a)       Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i)       Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain tort liability assumed in an insured contract and "broad form property damage" language insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

(ii)       Fire and property damage insurance in "special form" coverage insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements (including the Tenant Improvements) within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii)       Business income/extra expense insurance at limits sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv)       [Intentionally Omitted];

(v)       [Intentionally Omitted];

(vi)       Product liability insurance at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

(vii)       Workers' compensation insurance (statutory coverage) with employer's liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii)       With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b)       Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph with respect to the Leased Premises or the Property: (i) except in the case of Workers Compensation insurance, shall name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A- and VII; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a "separation of insureds" clause. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

(c)       Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurance certifying in form satisfactory to Landlord that a policy has been issued, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with within seven (7) days prior to the expiration or cancellation of the policies being renewed or replaced. If Landlord's Lender or insurance broker reasonably determines at any time that the amount of coverage set forth in Paragraph 9.l(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender or insurance broker reasonably deems adequate, provided such amounts are comparable to those required in similar buildings in the submarket where the Property is located. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as Additional Rent the cost of said insurance plus a five percent (5%) administrative fee.

9.3       Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, managers, officers, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1       Events Of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a)       Tenant shall have failed to pay Base Monthly Rent or any Additional Rent withing five (5) business days after receipt of written notice from Landlord that the same is overdue; or

(b)       [Intentionally Omitted]; or

(c)       Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific notice and time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty

(30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, no default shall be deemed to have occurred if Tenant diligently commences such cure within such 30-day period and thereafter diligently proceeds to rectify and cure such default; or

(d)       (i) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

(e)       Tenant shall have abandoned the Leased Premises and failed to keep the same in a safe and secure condition, and to maintain the Leased Premises in accordance with this Lease; or

(f)       Tenant shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant, and Tenant shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g)       Tenant shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h)       Tenant shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry;

(i)       Tenant shall have voluntarily availed itself of the protection of any debtor's relief law, creditor moratorium law or other similar law for protection from creditors which does not require the prior entry of a decree or order; or

(j)       A default of Tenant (beyond applicable notice and cure periods) occurs under the Parking Sublease.

12.2       Landlord's Remedies. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Paragraph 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a)       Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at a rate equal to the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)       Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i)       Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

(ii)       Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii)       Any action taken by Landlord or its partners, principals, members, managers, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c)       In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

(d)       Landlord may, at Landlord's election, accelerate the payment of all Base Monthly Rent and Additional Rent due from Tenant under this Lease.

(e)       In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used. Such damages shall include, without limitation:

(i)       The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii)       The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)       The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv)       Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default; plus (v) The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter; plus

(f)       Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises. Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of this Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

(g)       Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant hereunder, make any payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be payable to Landlord as Additional Rent on demand and Tenant covenants to pay such sums.

12.3       Landlord's Default And Tenant's Remedies. In the event Landlord fails to perform its obligations under this Lease or the Parking Sublease, Landlord shall nevertheless not be in default under the terms of this Lease (or the Parking Sublease, as applicable) until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period; provided that Landlord diligently commences such cure within such 30-day period and thereafter diligently proceeds to rectify and cure such default. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4       Limitation Of Tenant's Recourse. Tenant's sole recourse against Landlord shall be to Landlord's interest in the Building. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Tenant shall not be permitted to recover from Landlord, special, punitive, speculative, lost profits or similar consequential damages as a result of any violation by Landlord of its obligations under this Lease. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a)       No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)       No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership or limited liability company; and

(c)       No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5       Tenant's Waiver. Except as expressly provided in Paragraph 5.l(b)(ii), Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

13.1       Taxes On Tenant's Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2       Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented in writing (which consent Landlord may grant or withhold in its sole discretion) shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred three percent (103%) of the Base Monthly Rent payable during the last full month of the Lease Term and there shall be no proration for any partial calendar month of the holdover period. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the Lease Term, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over shall be construed to be a tenancy at sufferance, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over and there shall be no proration for any partial calendar month of the holdover period. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease (or on or before the expiration of any holdover period to which Landlord has consented in writing) and Landlord has notified Tenant in writing that Landlord has entered into a lease agreement with a successor tenant for the Leased Premises or any portion thereof or is in active negotiations with a replacement tenant for the Leased Premises or any portion thereof (i.e., Landlord having exchanged a letter of intent, term sheet or outline of proposed terms), in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by such succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits (in excess of holdover rent paid by Tenant), resulting from such failure to surrender.

13.6       Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver (or provide factual corrections) to Landlord an estoppel certificate substantially in the form attached hereto as Exhibit E, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. If Tenant shall fail to execute and deliver such estoppel certificate within ten (10) business days after Landlord's request therefor, Landlord shall have the right to provide Tenant with a second written request which request shall contain, in bold, capital letters, the following: "THIS NOTICE CONSTITUTES LANDLORD'S SECOND NOTICE OF ITS DEMAND FOR TENANT'S ESTOPPEL CERTIFICATE PURSUANT TO PARAGRAPH 13.6 OF THE LEASE; TENANT'S FAILURE TO RESPOND TO THIS NOTICE WITH AN EXECUTED ESTOPPEL CERTIFICATE IN SUBSTANTIALLY THE FORM PROVIDED IN THE LEASE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN AN EVENT OF DEFAULT UNDER THE LEASE." If Tenant fails to respond to such second notice with an executed estoppel certificate in substantially the form provided in Exhibit E attached hereto within five (5) business days of receipt, such failure shall be a default by Tenant under this Lease, no further notice shall be required under Paragraph 12. l(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other default by Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.8       Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building or the Property or any portion thereof at any time and to any person or entity; provided, however, that if Landlord sells the Building at any time while Landlord remains obligated to disburse all or any portion of the Tenant Improvement Allowance, such transferee shall expressly agree in writing to assume Landlord's then outstanding obligations at the time of such sale with respect to the Tenant Improvement Allowance in accordance with the terms and conditions of this Lease. Except as set forth in the immediately preceding sentence, in the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9       Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

13.10       Notices. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by email with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Drawbridge 4600 Patrick Henry, LLC
Three Embarcadero Center
Suite 2310
San Francisco, California 94111
Attention: Michael Embree
Email: membree@drawbridgerealty.com

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo PC
2049 Century Park East
Suite 300
Los Angeles, California 90067
Attention: Brandon Barker
Email: bebarker@mintz.com

If to Tenant:	If prior to the Lease Commencement Date:

EBR Systems, Inc.
480 Oakmead Pkwy
Sum1yvale, CA 94085
Attention: Gary Doherty
Email: Gary.doherty@ebrsystemsinc.com

with a copy to:

Cooley LLP
11951 Freedom Dr., Suite 1400
Reston, VA 20190
Attention: Peter Crain, Esq.
Email: pcrain@cooley.com

If after the Lease Commencement Date:

EBR Systems, Inc.
At the Leased Premises
Attention: Gary Doherty
Email: Gary.doherty@ebrsystemsinc.com

with a copy to:

Cooley LLP
11951 Freedom Dr., Suite 1400
Reston, VA 20190

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by Law. Notices may be given by counsel on behalf of a party.

13.11       Attorneys' Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12       Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a)       Real Property Taxes. The term "Real Property Tax" or "Real Property Taxes" shall each mean Tenant's Expense Share of the following (to the extent applicable to any portion of the Lease Tenn, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property, or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Tenn, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income (personal or corporate) from all sources, any fines, penalties or interest resulting from Landlord's failure to timely pay any taxes (unless and to the extent such failure is the result of Tenant's failure to timely pay any Real Property Taxes), any items which are included in Property Maintenance Costs, any real estate taxes directly payable to the applicable taxing authority by Tenant or any other tenant of the Property (i.e., not paid by Landlord) under the applicable provisions of this Lease or their respective leases, and any Real Estate Taxes attributable to a period of time outside of the Lease Term. If Landlord receives a refund of Real Property Taxes or a credit against its future Real Property Taxes for any calendar year during the Lease Term for which Tenant paid Real Property Taxes, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Property Operating Expenses due hereunder, an amount equal to Tenant's Expense Share of the refund, net of any costs and expenses (including reasonable attorneys' fees) incurred by Landlord in achieving such refund; provided, however, if this Lease shall have expired or is otherwise terminated, Landlord shall refund in cash any such refund or credit due to Tenant within thirty (30) days after Landlord's receipt of such refund or its receipt of such credit against future Real Property Taxes. Landlord's obligation to so refund to Tenant any such refund or credit of Real Property Taxes shall survive such expiration or termination.

(b)       Landlord's Insurance Costs. The term "Landlord's Insurance Costs" shall mean Tenant's Expense Share (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred) of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

(c)       Property Maintenance Costs. The term "Property Maintenance Costs" shall mean (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred):

(i)       Tenant's Expense Share of all other costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Building, the Outside Areas, and the Property and all parts thereof, including without limitation, (A) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term; (B) salaries for employees engaged in the operation and maintenance of the Building, the Outside Areas, and the Property (such as, but without limitation, managers, administrators and engineers); and (C) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Building, the Property, the Outside Areas pursuant to Paragraph 5.l(b) or otherwise, including, without limitation, repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, repairing and replacing, when necessary, electrical, plumbing, and HVAC systems serving the Building, providing security services for the Property and maintaining any environmental efficiency standards and ratings for the Building, including, without limitation, costs relating to any initiatives to improve ESG Performance (as defined below); plus

(ii)       without limitation or duplication of the foregoing, Tenant's Expense Share of all costs and expenses paid or incurred by Landlord for employee shuttles and other transportation management efforts at the Property.

(iii)       Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall not be responsible for the payment of, and "Property Maintenance Costs" shall not include:

(i) depreciation charges, penalties, premiums, interest and principal payments on Mortgages, ground rental payments and real estate brokerage and leasing commissions incurred by Landlord, excluding any payments by Landlord under the Parking Lease (as defined in the Parking Sublease); (ii) costs incurred for Landlord's general overhead, including the operation of the business entity which constitutes Landlord (as distinguished from the costs of operating, maintaining, repairing and managing the Property); (iii) costs of selling or financing any of Landlord's interest in the Property (for avoidance of doubt, excluding any capital expenditures that are ineluctable in Property Maintenance Costs); (iv) costs incurred by Landlord which are reimbursed by other tenants of the Property (other than through pass-through provisions in leases) or by insurance proceeds actually received by Landlord; (v) expenses incurred by Tenant or Landlord to the extent arising from the gross negligence or willful misconduct of Landlord in connection with this Lease; (vi) reserves in excess of commercially reasonable amounts for comparable properties; (vii) costs incurred to remove, abate or remediate Landlord's Hazardous Materials as set forth in Paragraph 4.1 l(b); (ix) Landlord's Insurance Costs or Real Property Taxes, or any other costs or fees that would result in double charges under this Lease; (x) costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, and legal fees in negotiating and preparing lease documents; (xi) salaries, fringe benefits or any other form of compensation of (y) employees above the grade of general manager (or its substantive equivalent), and (z) employees whose time is not spent directly and solely in the operation of the Property, provided that if any employee performs services in connection with the Property and other properties, costs associated with such employee may be proportionately included in Property Maintenance Costs based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Property; (xii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services at the Property to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (xiii) costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building or the Outside Area; (xiv) all expenditures considered capital in nature as determined in accordance with generally accepted accounting principles, except those capital expenditures incurred which (i) are intended to reduce Property Operating Expenses, or (ii) are required by any applicable Laws or Restrictions after the Effective Date of this Lease, or (iii) are required to comply with Landlord's repair, maintenance and replacement obligations under this Lease, the cost of any of the forgoing to be amortized, with interest at the Standard Interest Rate, on a straight-line basis, over the useful life of the Capital Expenditure in question as determined based upon generally accepted accounting principles; (xv) expenses in connection with services or other benefits which are provided to another tenant or occupant of the Building or Property and which do not benefit Tenant; (xvi) all advertising and promotional costs but excluding any cost associated with life safety information or education services which are provided to the tenants of the Building or Property; (xvii) any costs resulting from the gross negligence or willful misconduct of Landlord; (xviii) costs, other than those incurred in ordinary maintenance and repair, for sculptures, paintings, fountains or other objects of art or the display of such items; (xix) any compensation or benefits paid to or provided to clerks, attendants or other persons in commercial concessions operated by Landlord; (xx) the cost of complying with any Laws in effect (and as interpreted and enforced) on the Delivery Date, provided that if any portion of the Property that was in compliance with applicable Laws (as interpreted and enforced) on the Delivery Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Property into such compliance shall be included in Property Maintenance Costs unless otherwise excluded pursuant to the terms hereof, and (xxi) any cost incurred prior to the Lease Commencement Date including, but not limited to, amortization of capital expense, taxes incurred for prior years but billed and paid after the Lease Commencement Date, etc., unless and to the extent incurred prior to the Lease Commencement Date but attributable to any period of time from and after the Lease Commencement Date (e.g., an expense incurred prior to the Lease Commencement Date for a period of time that straddles the Lease Commencement Date may be included in Property Maintenance Costs to the extent applicable to the period of time from and after the Lease Commencement Date).

(d)       Property Operating Expenses. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs, plus any amounts considered Property Operating Expenses under the Parking Sublease, plus monthly professional management fees equal to three percent (3%) of Rent (including Rent that would otherwise be due and payable during any abatement, credit, offset or free rent period).

Notwithstanding the foregoing, Tenant shall not be responsible for payment of any Excess Increase in Controllable Expenses in any calendar year. As used herein: (1) the term "Controllable Expenses" means Property Operating Expenses other than Real Property Taxes, Landlord's Insurance Costs, utilities, amounts due and payable by Landlord under the Parking Lease, and any other Property Operating Expenses not within the reasonable control of Landlord, (2) the term "Base Year Controllable Expenses" means the actual Controllable Expenses (annualized) incurred in calendar year 2025, grossed up as if the Property had been 100% leased and occupied for the entirety of calendar year 2025, (3) the term "Annual Increase" means a five percent (5%) per annum increase in Controllable Expenses, calculated annually on a compounding and cumulative basis, over the Base Year Controllable Expenses, and (4) the term "Excess Increase in Controllable Expenses" means an increase in Controllable Expenses in any given calendar year (annualized and grossed up as if the Property had been 100% leased and occupied for the entirety of such year) to the extent the Controllable Expenses in such year exceed the total Controllable Expenses that would have resulted in such year had Controllable Expenses increased each year by the amount of the Annual Increase. By way of example, but without limitation, if Base Year Controllable Expenses were $100.00 in calendar year 2025, then the total Controllable Expenses that could be included in Property Operating Expenses for calendar year 2026 would be $105.00, the total Controllable Expenses that could be included in Property Operating Expenses for calendar year 2027 would be $110.25, the total Controllable Expenses that could be included in Property Operating Expenses for calendar year 2028 would be $115.76, and so on. In the preceding example, if Controllable Expenses in both calendar year 2027 and calendar year 2028 were $112.50, then Landlord could only include $110.25 of Controllable Expenses within Property Operating Expenses in calendar year 2027, but $112.50 in calendar year 2028. The language of this paragraph shall apply only to the Leased Premises demised hereunder and shall not apply to any expansion space.

(e)       Law. The term "Law" or "Laws" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building, the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district). Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on the Building or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, the Property, or portion thereof, as applicable.

(f)       Lender. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)       Rent. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

(h)       Restrictions. The term "Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, and/or the Outside Areas. From and after the Effective Date of this Lease and continuing throughout the Lease Term, Landlord shall not voluntarily grant any Restrictions that would encumber the Leased Premises or the Outside Areas in a manner that would materially interfere with or prevent the Permitted Use within the Leased Premises or Outside Areas or Tenant's access to the Leased Premises or Outside Areas.

13.13       General Waivers. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14       Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If this Lease is signed by Tenant by an individual "doing business as" or "dba" another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. The term "governmental agency" or "governmental authority" or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where a party's consent is required hereunder, unless provided to the contrary, such consent shall not be unreasonably withheld, conditioned or delayed; provided that, it shall be reasonable for any such consent of Landlord hereunder to be withheld until Landlord's receipt of the consent of any Lender, if and to the extent Landlord is required to obtain such Lender's consent. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where either party is obligated not to perform any act or is not permitted to perform any act, such party is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.16       Reservation of Property Data. Tenant acknowledges and agrees that Landlord owns all right, title and interest in and to any and all digital and intellectual property rights outside the Building within the Property, including the exterior of the Building, whether now or hereafter in existence, including, without limitation, any digital representations of the same (including photographs, artistic renderings, other types of images, and/or digital tokens incorporating such representations) (collectively, the "Digital Property Rights"). Tenant's leasing of the Leased Premises shall not be deemed to create or convey any right, title or interest in or to any of the Digital Property Rights for the benefit of Tenant, whether expressed or implied, and Tenant hereby disclaims any such right, title or interest and waives any right to use any of the Digital Property Rights without the prior written consent of Landlord in its sole and absolute discretion.

13.17       Sustainability. Tenant acknowledges that current and future disclosures and information may be required by Landlord's ESG Performance initiatives and applicable Laws and Restrictions in connection with the leasing of the Leased Premises. Tenant shall provide Landlord any and all information reasonably requested by Landlord in connection with the ESG Performance of the Leased Premises and/or any other information necessary for Landlord to comply with applicable Laws, Restrictions and/or Landlord's ESG Performance initiatives, including to maintain or obtain any ESG Certifications for the Building. Tenant consents to Landlord's using such data, provided that Landlord will exercise commercially reasonable care to maintain the privacy of Tenant's specific and identifiable consumption data. Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to institute such requirements, policies, programs and measures or pursue ESG Certifications as may be required to comply with any applicable Laws or Restrictions. Tenant shall use commercially reasonable efforts to operate the Leased Premises in a manner that seeks to reduce energy and water use and waste generation and increase recycling within the Building and the Leased Premises. As used herein, "ESG Performance" means all or any of the following environmental, social, and governance activities arising from the operation or use of the Leased Premises: energy consumption; renewable energy use; water consumption and discharge; waste and recycling generation and management; generation and/or emission of greenhouse gases; adverse environmental or social impacts; indoor air quality management; and tenant health and well-being initiatives. As used herein, "ESG Certifications" means environmental or social certifications for the Building, such as Energy Star, Leadership in Energy and Environmental Design (LEED) program, Fitwel, WELL, BREEAM and any other certification promoted by the U.S. Green Building Council or others.

ARTICLE 14

LEGAL AUTHORITY,

BROKERS AND ENTIRE AGREEMENT

14.1       Legal Authority. If Tenant or any entity constituting Tenant is a corporation, limited partnership, limited liability company, or other legal entity, each individual executing this Lease on behalf of such corporation, limited partnership, limited liability company, or other legal entity, represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. If Landlord or any entity constituting Landlord is a corporation, limited partnership, limited liability company, or other legal entity, Landlord represents and warrants that it is validly formed and duly authorized and existing, that Landlord is qualified to do business in the State in which the Leased Premises are located, that Landlord has the full right and legal authority to enter into this Lease, and that the individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with its terms.

14.2       Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than Landlord's Broker and Tenant's Broker with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease. Landlord represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Landlord's Broker and the Tenant's Broker (as such brokers are named in Article 1) with respect to this Lease, and that it will indemnify, defend with competent counsel, and hold Tenant harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Landlord's agreement or promise (implied or otherwise) to pay (or to have Tenant pay) such a commission or finder's fee by reason of Tenant's leasing the Leased Premises pursuant to this Lease.

14.3       Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4       Landlord's Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises or the Building, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

EXHIBIT B-3 TO PARKING SUBLEASE

COMMERCIAL LEASE

[Attached]

EXHIBIT C TO PARKING SUBLEASE

FORM OF CITY CONSENT

LESSOR CONSENT TOP ARKING SUBLEASE

This Lessor Consent to Parking Sublease ("Consent") is entered into as of _____________ by the CITY AND COUNTY OF SAN FRANCISCO, a municipal corporation ("City"), by and through its Public Utilities Commission ("SFPUC"), in favor of DRAWBRIDGE 4600 PATRICK HENRY, LLC, a Delaware limited liability company ("Drawbridge").

RECITALS

A.       City owns certain real property located in the City of Santa Clara, County of Santa Clara, State of California, as more particularly described and depicted in the Lease (defined below) (the "Leased Premises").

B.       City is the lessor under that certain Public Utilities Commission San Francisco Water Department Right of Way Lease (the "1977 Parking Lease") dated July 26, 1977, between City and Vanderson Construction, Inc., a California corporation, whose interest as lessee was assigned to Larvan Properties, a California general partnership, by instrument dated July 26, 1977, which interest was assigned to MELP VII L.P., a California limited partnership, by instrument dated March 12, 1998, which interest was assigned to James R. Castellanos, Trustee of The JRC Trust I ult/a dated August 14, 1986, David J. Teece, Gilbert I. Morgan, Trustee of The Gilbert I. Morgan Revocable 1991 Trust, and Audrey Morgan, as tenants in common, which interest was assigned to 4600 Patrick Henry, LLC, a California limited liability company, by instrument dated March 2000, which interest was assumed by SBMS 2000-C3 Henry Drive Limited Partnership, a Delaware limited partnership, which interest was assigned to McKay Henry, LLC, a California limited liability company, by instrument dated October 14, 2011, and which interest was thereafter assigned to Drawbridge, as lessee.

C.       The 1977 Parking Lease has been amended by that certain Amendment to Parking and Landscaping Lease dated March 14, 1998 and by that certain Amendment No. 2 to Parking and Landscaping Lease dated January 26, 1999 (collectively, the"1977 Parking Lease Amendments"). All references to the"1977 Parking Lease" in this Consent shall mean the 1977 Parking Lease, as amended by the 1977 Parking Lease Amendments.

D.      Drawbridge owns certain real property located adjacent to the Premises (the "Adjacent Property") and entered into that certain Lease dated as of _____________ (the "Commercial Lease"), with EBR Systems, Inc., a Delaware corporation ("Tenant"), as lessee, related to the Adjacent Property.

E.      In connection with the lease of the Adjacent Property pursuant to the Commercial Lease, Drawbridge desire to sublease to Tenant, as sublessee, certain rights and interests of Drawbridge under the 1977 Parking Lease, pursuant to the terms and conditions of that certain Parking Sublease dated as of _____________________, by and between Drawbridge, as sublessor, and Tenant, as sublessee (the "Proposed Parking Sublease").

F.       Drawbridge and Tenant desire City's consent to the Proposed Parking Sublease pursuant to the terms and conditions of the 1977 Parking Lease.

CONSENT

1.       City hereby consents to the Proposed Parking Sublease. Notwithstanding anything to the contrary in this Consent, City's consent to any extension of the Proposed Parking Sublease Term pursuant to Article 15 of the Commercial Lease will be deemed approved only after Drawbridge sufficiently demonstrates and attests that Tenant has fully complied with all applicable provisions of Article 15, without any waiver of this provision by Drawbridge.

2.       This Consent shall not be deemed to be a consent to any subsequent assignment, modification, sublet, sublicense, or transfer, but rather any subsequent assignment, modification sublet, sublicense, or transfer of Drawbridge's or Tenant's interest under the 1977 Parking Lease or Proposed Parking Sublease, respectively, shall require the prior written consent of City in each and every instance.

3.       Notwithstanding anything to the contrary set forth in this Consent, nothing in this Consent or in the Proposed Parking Sublease shall be deemed to modify or amend the terms of the 1977 Parking Lease. In the event of any conflict between the 1977 Parking Lease and this Consent or the Proposed Parking Sublease, the terms of the 1977 Parking Lease shall govern.

4.       This Consent shall not constitute an approval or endorsement of any specific item or provision contained in the Proposed Parking Sublease or the Commercial Lease, or of any terms of the Proposed Parking Sublease or Commercial Lease that may be incorporated by reference into the Proposed Parking Sublease, which Proposed Parking Sublease shall remain subject and subordinate to the terms of the 1977 Parking Lease.

5.       This Consent may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument.

City has executed this Consent as of the date first written above.

CITY:

CITY AND COUNTY OF SAN FRANCISCO,

a municipal corporation

By:
Name:
Title:

APPROVED AS TO FORM:

_______________________, City Attorney

By:
Name:
Title:

EXHIBIT H

PERMITTED HAZARDOUS MATERIALS

Exhibit H-1